UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2000

SIEBEL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20725	94-3187233
(Commission File Number)	(I.R.S. Employer Identification No.)

1855 South Grant Street
San Mateo, CA    94402
(Address of principal executive offices, including zip code)

650-295-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On October 2, 2000, Ocelot Acquisition Corp., a Delaware corporation ("Merger Sub"), which was a wholly-owned subsidiary of Siebel Systems, Inc., a Delaware corporation ("Siebel" or the "Registrant"), was merged (the "Merger") with and into OnLink Technologies, Inc., a Delaware corporation ("OnLink"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated August 3, 2000 by and among Siebel, Merger Sub, OnLink and Cornell P. French, as Stockholders' Agent. The description contained in this Item 5 of the transactions consummated pursuant to the terms and conditions of the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached to this Report as Exhibit 99.1.

In the Merger, each then-outstanding share of common stock of OnLink was converted into the right to receive the "Applicable Fraction" of a share of common stock of Siebel. The Applicable Fraction is the fraction having a numerator equal to 7,413,128 and a denominator equal to the sum of (i) the aggregate number of shares of common stock of OnLink outstanding immediately prior to the effective time of the Merger (the "Effective Time") (including any shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase or other agreement), plus (ii) the aggregate number of shares of common stock of OnLink purchasable under or otherwise subject to all options, warrants or convertible debentures to purchase shares of OnLink common stock outstanding immediately prior to the Effective Time (including all shares of OnLink common stock that may be ultimately purchased under options, warrants or convertible debentures to purchase shares of OnLink common stock that are unvested or are otherwise not then exercisable). Pursuant to the Reorganization Agreement, all rights with respect to outstanding options and warrants to acquire common stock of OnLink were converted into and became rights with respect to Siebel common stock and Siebel assumed such options and warrants in accordance with the terms of such options and warrants. In no event will Siebel be required to issue in excess of 7,413,128 shares of its common stock in respect of the securities of OnLink. No fractional shares of Siebel common stock will be issued in connection with the Merger. In lieu thereof, any holder of OnLink common stock who would otherwise have been entitled to receive fractional shares of Siebel common stock will be paid an amount based on the value of a whole share of approximately $109.87 (rounded to the nearest whole cent) without interest. At the Effective Time, Merger Sub ceased to exist and OnLink, as the surviving corporation in the Merger, became a wholly-owned subsidiary of Siebel.

The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is expected to be accounted for as a pooling-of-interests.

Attached as Appendix A to this current report on Form 8-K are the Registrant's audited supplemental combined financial statements as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999, along with the unaudited supplemental combined financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000, all of which have been restated to include the results of operations and financial position of OnLink Technologies, Inc. as if the two companies were combined as of the beginning of the earliest period presented. In addition, the Registrant has included the following, all of which have been restated to reflect the acquisition of OnLink Technologies, Inc. as of the beginning of the earliest period presented: the supplemental combined financial statement schedule for the three years ended December 31, 1999; supplemental selected financial data for the five years ended December 31, 1999; and management's discussion and analysis of financial condition and results of operations.

The supplemental combined financial statements give retroactive effect to the merger of a wholly owned subsidiary of Siebel Systems, Inc. into OnLink Technologies, Inc. on October 2, 2000, which has been accounted for as a pooling-of-interests as described in Note 10 to the supplemental combined financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financials statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Siebel Systems, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

On May 17, 2000 the Registrant acquired OpenSite Technologies, Inc. in a transaction accounted for as a pooling-of-interests. The Registrant's financial statements as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999, which were restated to include the financial position and operating results of OpenSite Technologies, Inc. as of the earliest period presented, were filed in the Registrant's current report on Form 8-K on September 28, 2000. The Registrant's quarterly report on Form 10-Q as of June 30, 2000 and for the six month periods ended June 30, 1999 and 2000 included the financial position and results of operations of the Registrant restated to include OpenSite Technologies, Inc. as of the earliest period presented. Accordingly, all supplemental financial data and financial statements included in this current report on Form 8-K also reflect the financial position and operating results of OpenSite Technologies, Inc. as of the earliest period presented.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

The following Exhibits are filed as part of this report:

23.1	Consent of KPMG LLP
27.1	Financial Data Schedule
99.1

Agreement and Plan of Merger and Reorganization, dated August 3, 2000, by and among Siebel Systems, Inc., Ocelot Acquisition Corp., OnLink Technologies, Inc. and Cornell P. French, as Stockholders' Agent. The disclosure schedule of OnLink and certain exhibits to the agreement are omitted. The registrant agrees to furnish supplemental copies of such schedule and exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBEL SYSTEMS, INC.

Date: October 10, 2000

By: /s/ Kenneth Goldman

Kenneth Goldman
Senior Vice President, Finance and Administration and Chief Financial Officer

By: /s/ Paul J. Gifford

Paul J. Gifford
Vice President, Controller

Appendix A

Selected Supplemental Combined Financial Data
(in thousands, except per share data and employees)

The following selected supplemental financial data should be read in conjunction with our Supplemental Combined Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Form 8-K. The selected supplemental financial data for each of the years in the three-year period ended December 31, 1999, and as of December 31, 1998 and 1999 is derived from our supplemental combined financial statements that have been included in this Form 8-K and has been audited by KPMG LLP, independent auditors. The selected supplemental financial data as of December 31, 1995, 1996 and 1997 and the years ended December 31, 1995 and 1996 is derived from supplemental combined financial statements that have not been included in this Form 8-K. The selected financial data as of and for the six months ended June 30, 1999 and 2000 is derived from our unaudited supplemental combined financial statements included elsewhere in this Form 8-K.

The unaudited supplemental combined financial statements have been prepared on the same basis as the audited supplemental combined financial statements and include all adjustments, consisting of normal, recurring adjustments, that in the opinion of management are necessary for a fair presentation of the information set forth therein. Historical results are not necessarily indicative of the results to be expected in the future.

For each of the periods presented the Company's financial data has been restated to reflect the acquisitions of Scopus Technology, Inc. ("Scopus") in 1998, OnTarget, Inc. ("OnTarget") in 1999, OpenSite Technologies, Inc. ("OpenSite") in 2000, and OnLink Technologies, Inc. ("OnLink") in 2000, all of which have been accounted for as pooling-of-interests.

                                                                                           Six Months Ended
                                                Year Ended December 31,                       June 30,
                                ------------------------------------------------------  ---------------------
                                  1995       1996       1997       1998        1999       1999        2000
                                ---------  ---------  ---------  ---------  ----------  ---------  ----------
Operating Data
   Total revenues............. $  45,010  $ 112,135  $ 222,638  $ 411,207  $  800,984  $ 319,835  $  704,598
   Operating income........... $   3,797  $  18,086  $   8,667  $  63,360  $  159,493  $  63,297  $  102,246
   Net income................. $   3,122  $  13,660  $     805  $  41,105  $  108,111  $  42,946  $   78,473
   Net income (loss) available
    to common stockholders(1). $   3,122  $  13,660  $     805  $  40,741  $   54,947  $   1,037  $  (20,282)
   Pro forma net income(2).... $   2,764  $  13,255  $     152  $  40,729  $  107,746  $  42,946  $   78,473
   Pro forma net income (loss)
    available to common
    stockholders(1)........... $   2,764  $  13,255  $     152  $  40,365  $   54,582  $   1,037  $  (20,282)
   Pro forma diluted net
    income (loss) available
    per common share.......... $    0.01  $    0.04  $    0.00  $    0.10  $     0.12  $    0.00  $    (0.05)
   Pro forma basic net
    income (loss) available
    per common share.......... $    0.01  $    0.05  $    0.00  $    0.11  $     0.14  $    0.00  $    (0.05)
   Total assets............... $  60,003  $ 209,684  $ 271,872  $ 457,094  $1,248,972  $ 657,619  $1,648,873
   Convertible subordinated
    debentures................ $      --  $      --  $      --  $      --  $  300,000  $      --  $  300,000
   Mandatorily redeemable
    convertible preferred
    stock..................... $      --  $      --  $      --  $   4,818  $   80,459  $  69,204  $       --
   Total equity............... $  43,543  $ 173,070  $ 211,056  $ 293,962  $  619,297  $ 392,575  $  916,987
   Employees..................       246        513        973      1,566       3,429      2,428       5,402

(1) Both net income and pro forma net income have been reduced by accretion on OpenSite's mandatorily redeemable convertible preferred stock to determine net income (loss) available to common stockholders and pro forma net income (loss) available to common stockholders, respectively. The accounting for mandatorily redeemable convertible preferred stock requires non-cash accretion to the then current fair value of the common stock into which the mandatorily redeemable convertible preferred stock is convertible. This resulted in a non-cash charge to accretion and offsetting credit to mandatorily redeemable convertible preferred stock for the years ended December 31, 1998 and 1999 and the six months ended June 30, 1999 and 2000, the only periods in the above table in which the mandatorily redeemable convertible preferred stock was outstanding. The amount of accretion for a statement of operations period was dependent upon how much the fair value of OpenSite's common stock fluctuated during that period. In connection with the Company's acquisition of OpenSite, the holders of the mandatorily redeemable convertible preferred stock converted their shares pursuant to their existing terms on a one for one basis into shares of OpenSite's common stock. Accordingly, the Company stopped recording accretion on the mandatorily redeemable convertible preferred stock on May 17, 2000.

(2) Prior to the acquisition of OnTarget by the Company in 1999, OnTarget had elected subchapter S status for Federal income tax purposes. Prior to January 1, 1998 and July 1, 1998, OpenSite and OnLink, respectively, had also elected subchapter S status for Federal income tax purposes. Accordingly, no income tax provision was presented in the historical financial statements of OnTarget, OpenSite, and OnLink for these periods, as the income was taxable personally to the stockholders. The Company has reduced net income and net income (loss) available to common stockholders by pro forma income taxes in order to reflect income tax expense that would have been reported if OnTarget, OpenSite and OnLink had been C corporations for each of the applicable periods in which they were subchapter S corporations. Pro forma income taxes for the six months ended June 30, 1999 was not considered material and, accordingly, has not been reflected.

Management's Discussion and Analysis of Supplemental Combined Financial Condition and Results of Operations

The statements contained in this Current Report on Form 8-K (the "Report") that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding Siebel Systems, Inc.'s ("Siebel" or the "Company") expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand, statements regarding the deployment of the Company's products, and statements regarding reliance on third parties. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Some of these factors are discussed in "Risk Factors" starting on page 21 of the Company's Form 10-Q for the quarterly period ended June 30, 2000.

Overview

Siebel Systems, Inc. ("Siebel" or the "Company") is the world's leading provider of eBusiness application software. Siebel eBusiness Applications enable organizations to sell to, market to, and service their customers across multiple channels, including the Web, call centers, field, resellers, retail, and dealer networks. By employing comprehensive eBusiness applications to better manage their customer relationships, the Company's customers continue to be leaders in their markets.

Siebel eBusiness Applications are available in industry-specific versions designed for the pharmaceutical, healthcare, consumer goods, telecommunications, insurance, energy, apparel and footwear, automotive, technology, public sector, and finance markets. With best-of-class functionality of eBusiness software, Siebel eBusiness Applications enable organizations to create a single source of customer information that sales, service, and marketing professionals can use to tailor product and service offerings to meet each of their customer's unique needs. By using Siebel eBusiness Applications, organizations can develop new customer relationships, profitably serve existing customers, and integrate their systems with those of their partners, suppliers, and customers, regardless of location.

In December 1999, May 2000 and October 2000, the Company acquired OnTarget, Inc. ("OnTarget"), OpenSite Technologies, Inc. ("OpenSite"), and OnLink Technologies, Inc. ("OnLink"), respectively. Each of these acquisitions have been accounted for as pooling-of-interests. Accordingly, the financial statements of the Company have been restated to include the financial position and results of operations of OnTarget, OpenSite and OnLink for all periods presented. Under the terms of each of the agreements, each outstanding share of OnTarget, OpenSite, and OnLink common stock was exchanged for 0.615503, 0.262956 and 0.330791, respectively, of newly issued shares of common stock of the Company. This resulted in the issuance of approximately 7,400,000 additional shares of the Company's common stock in each transaction to the former shareholders of OnTarget, OpenSite and OnLink. In addition, all outstanding stock options of OnTarget, OpenSite and OnLink were converted into the right to acquire the Company's common stock at the same respective exchange ratio with a corresponding adjustment to the exercise price.

OnTarget develops and implements advanced sales and marketing training and consulting programs for sales organizations competing in complex, multilevel sales campaigns. OnTarget's goal is to provide its clients with a pragmatic, repeatable and implementable process that will create lasting change within sales organizations, and which will enable Siebel's clients to effectively respond to today's market challenges. OpenSite develops and markets internet auction and dynamic pricing technology that enables companies to create branded, interactive, real-time Internet auctions. OpenSite's products and services automate the client's process of installing, running and maintaining its dynamic commerce applications. OnLink's technology is designed to provide companies with guided, interactive online communication with customers to find out what they need and automatically match them to product and service configurations.

Results of Operations

The following table sets forth the supplemental combined statement of operations data for each of the years in the three-year period ended December 31, 1999 and the six months ended June 30, 1999 and 2000 expressed as a percentage of total revenues:

                                                                                     Six Months Ended
                                                       Year Ended December 31,             June 30,
                                                 ----------------------------------  --------------------
                                                    1997        1998        1999       1999       2000
                                                 ----------  ----------  ----------  ---------  ---------
Revenues:
  Software.....................................       70.6        71.0        63.3       64.4       62.1
  Professional services, maintenance and other.       29.4        29.0        36.7       35.6       37.9
                                                 ----------  ----------  ----------  ---------  ---------
    Total revenues.............................      100.0       100.0       100.0      100.0      100.0
                                                 ----------  ----------  ----------  ---------  ---------
Cost of revenues:
  Software.....................................        2.0         1.4         1.0        1.1        1.3
  Professional services, maintenance and other.       14.2        15.9        21.9       19.8       23.8
                                                 ----------  ----------  ----------  ---------  ---------
    Total cost of revenues.....................       16.2        17.3        22.9       20.9       25.1
                                                 ----------  ----------  ----------  ---------  ---------
    Gross margin...............................       83.8        82.7        77.1       79.1       74.9
                                                 ----------  ----------  ----------  ---------  ---------
Operating expenses:
  Product development..........................       12.1        11.1         9.9       11.7        8.2
  Sales and marketing..........................       46.5        44.2        38.5       39.1       42.3
  General and administrative...................        9.6         8.7         8.8        8.5        8.5
  Merger-related expenses......................       11.7         3.3         --          --        1.4
                                                 ----------  ----------  ----------  ---------  ---------
    Total operating expenses...................       79.9        67.3        57.2       59.3       60.4
                                                 ----------  ----------  ----------  ---------  ---------
    Operating income...........................        3.9        15.4        19.9       19.8       14.5
Other income, net..............................        2.4         1.6         1.9        1.4        4.2
                                                 ----------  ----------  ----------  ---------  ---------
    Income before income taxes.................        6.3        17.0        21.8       21.2       18.7
Income taxes...................................        5.9         7.0         8.3        7.8        7.6
                                                 ----------  ----------  ----------  ---------  ---------
    Net income.................................        0.4        10.0        13.5       13.4       11.1
                                                 ==========  ==========  ==========  =========  =========

For Each of the Years Ended December 31, 1997, 1998 and 1999

Revenues

Software. License revenues increased from $157,148,000 and $291,962,000 for the years ended December 31, 1997 and 1998, respectively, to $506,789,000 for the year ended December 31, 1999. License revenues as a percentage of total revenues were 71% in both the fiscal 1997 and 1998 periods as compared to 63% in the fiscal 1999 period. License revenues increased in absolute dollars during these periods from the respective prior year periods due to an increase in the number of licenses of Siebel applications sold to new and existing customers and also due to licenses of new modules, released with the latest version of Siebel applications, to existing users of Siebel base applications. This increase in the number of licenses was primarily due to continued demand by new and existing customers for products in the Siebel applications family both in the United States and internationally. The Company expects that license revenues will continue to increase in absolute dollars, but will remain the same or decrease as a percentage of total revenues as the Company's maintenance and other services revenues continue to grow as a result of increases in the installed base of customers purchasing such services.

Professional Services, Maintenance and Other. Professional services, maintenance and other revenues increased from $65,490,000 and $119,245,000 for the years ended December 31, 1997 and 1998, respectively, to $294,195,000 for the year ended December 31, 1999 and as a percentage of total revenues were 29% in both the fiscal 1997 and 1998 periods as compared to 37% in the fiscal 1999 period. These increases in absolute dollars were due to growth in the Company's sales and marketing training businesses, consulting business and in the installed base of customers on maintenance. First-year maintenance is typically sold with the related software license. Revenue related to such maintenance is deferred based on vendor-specific objective evidence of fair value and amortized over the term of the maintenance contract, typically twelve months. The Company expects that professional services, maintenance and other revenues will remain the same or increase as a percentage of total revenues due to increased maintenance revenues derived from the Company's growing installed customer base and due to the Company's expansion of its consulting and training organization to meet anticipated customer demands in connection with product implementation and sales training.

The Company markets its products in the United States through its direct sales force and internationally through its sales force and distributors, primarily in Europe, Japan, Latin America, South Africa and Asia. International revenues accounted for 27%, 30% and 31% of license revenues in 1997, 1998 and 1999, respectively. The Company is increasing its international sales force and is seeking to establish distribution relationships with appropriate strategic partners and expects international revenues will continue to account for a substantial portion of total revenues in the future.

Cost of Revenues

Software. Cost of software license revenues includes third-party software royalties, product packaging, documentation and production. Cost of software license revenues through December 31, 1999 has averaged less than 2% of software license revenues. All costs incurred in the research and development of software products and enhancements to existing products have been expensed as incurred, and, as a result, cost of license revenues includes no amortization of capitalized software development costs. These costs are expected to remain the same or increase as a percentage of total revenues.

Professional Services, Maintenance and Other. Cost of professional services, maintenance and other revenues consist primarily of personnel, facilities and systems costs incurred in providing consulting, customer support, and training. Cost of professional services, maintenance and other revenues increased from $31,665,000 and $65,518,000 for the years ended December 31, 1997 and 1998, respectively, to $175,630,000 for the year ended December 31, 1999 and as a percentage of professional services, maintenance and other revenues were 48% in fiscal 1997 and 55% in fiscal 1998 as compared to 60% for the year ended December 31, 1999. The increases in the absolute dollar amount reflect the effect of fixed costs resulting from the Company's expansion of its maintenance and support organization and growth in the Company's consulting and training businesses. The Company expects that professional services, maintenance and other costs will continue to increase in absolute dollar amount as the Company expands its customer support organization to support a growing installed customer base; its consulting organization to meet anticipated customer demands in connection with product implementation; and the training organization to support the growing needs of its customers. These costs are expected to remain the same or increase as a percentage of total revenues in the future.

Operating Expenses

Product Development. Product development expenses include expenses associated with the development of new products, enhancements of existing products and quality assurance activities, and consist primarily of employee salaries, benefits, consulting costs and the cost of software development tools. Product development expenses increased from $26,918,000 and $45,500,000 for the years ended December 31, 1997 and 1998, respectively, to $79,177,000 for the year ended December 31, 1999 and decreased as a percentage of total revenues from 12% and 11% in the fiscal 1997 and 1998 periods, respectively, to 10% in the fiscal 1999 period. The increases in the absolute dollar amount of product development expenses were primarily attributable to costs of additional personnel in the Company's product development operations. The Company anticipates that it will continue to devote substantial resources to product development. The Company expects product development expenses to increase in absolute dollar amount but remain at a similar percentage of total revenues as in 1999. The Company considers technological feasibility of its software products to have been reached upon completion of a working model that has met certain performance criteria. The period between achievement of technological feasibility and general release of a software product is typically very short, and development costs incurred during that period have not been material. Accordingly, the Company has not capitalized any software development costs to date.

Sales and Marketing. Sales and marketing expenses consist primarily of salaries, commissions and bonuses earned by sales and marketing personnel, field office expenses, travel and entertainment and promotional expenses. Sales and marketing expenses increased from $103,594,000 and $181,736,000 for the years ended December 31, 1997 and 1998, respectively, to $308,222,000 for the year ended December 31, 1999 and as a percentage of total revenues, sales and marketing expenses decreased from 47% and 44% in the fiscal 1997 and 1998 periods, respectively, to 39% in the fiscal 1999 period. The increases in the absolute dollar amount of sales and marketing expenses reflect the hiring of additional sales and marketing personnel, costs associated with expanded promotional activities, and indirect merger-related costs, such as corporate sales training and marketing programs. The Company expects that sales and marketing expenses will continue to increase in absolute dollar amount as the Company continues to expand its sales and marketing efforts, establishes additional sales offices in the United States and internationally and increases promotional activities. These expenses are expected to remain at a similar percentage of total revenues as in 1999.

General and Administrative. General and administrative expenses consist primarily of salaries and occupancy costs for administrative, executive and finance personnel. General and administrative expenses increased from $21,354,000 and $35,975,000 for the years ended December 31, 1997 and 1998, respectively, to $70,357,000 for the year ended December 31, 1999 and as a percentage of total revenues were 10% and 9% in the fiscal 1997 and 1998 periods, respectively, as compared to 9% in the fiscal 1999 period. The increases in the absolute dollar amount of general and administrative expenses were primarily due to increased staffing and associated expenses necessary to manage and support the Company's increased scale of operations. The Company believes that its general and administrative expenses will continue to increase in absolute dollar amount as a result of the continued expansion of the Company's administrative staff and facilities to support growing operations. The Company anticipates that general and administrative expenses as a percentage of total revenues will remain at a similar percentage as in 1999.

Merger-Related Expenses. The Company did not incur any significant merger-related costs in connection with the merger with OnTarget.

In connection with the merger with Scopus, the Company incurred direct merger-related expenses of approximately $13,500,000, comprised of investment bankers, attorneys, accountants and other professional fees of $9,100,000, duplicate facilities and equipment of $3,100,000 and other miscellaneous expenses of $1,300,000.

The Company incurred costs of approximately $3,300,000 in 1997 in connection with Scopus' planned merger with Clear With Computers, Inc. The merger plan was terminated early in the fourth quarter of 1997.

On October 1, 1997, the Company completed its purchase of InterActive WorkPlace, Inc. ("InterActive"), a developer of intranet-based business intelligence software technology that has been incorporated into the Siebel eBriefings product. The acquisition was accounted for by the purchase method of accounting. The Company recorded a charge to income of $14,017,000, or $0.04 per diluted share, pursuant to an allocation of the purchase price by an independent appraiser, as a write-off of acquired research and development. Purchased in-process research and development is related to the completion of InterActive's data integration, filtering and formatting technology and its integration into the Company's products. At the time of acquisition, a prototype of InterActive's product existed and was in limited trials; however, the prototype was not stable or sufficiently developed to be scalable on an enterprise-wide basis. InterActive's technology was completed, at a cost of approximately $400,000, and incorporated as a separate module into the Siebel 98 product suite, which was released in June 1998. The Company estimated that technology was approximately 75% complete as of the acquisition date. At that date, the only identifiable intangible asset acquired was the technology under development. Accordingly, essentially all of the excess purchase price over net assets acquired, except for amounts assigned to net current assets, fixed assets and workforce-in-place, was assigned to in-process research and development.

The valuation of acquired research and development was prepared using the income approach and contemplated that sales of products incorporating InterActive's technology would be $11,500,000 in 1998, increasing to $35,000,000 in 2000, and declining significantly thereafter. Revenue increases were based upon the historical growth rate of software sales for the customer relationship management market and the Company. Operating costs as a percentage of revenue ranged from 56% in 1998 to 47% in 2000 based upon the Company's normal operating margin. Operating cash flows were reduced by an expected effective tax rate of 38% consistent with the Company's effective tax rate. Net cash flows were discounted to their present value at the acquisition date using an after-tax risk-adjusted discount rate of 30%. The Company believes this discount rate is consistent with that required by venture capitalists for investments in unproven but partially developed software products. Through the end of 1999, total revenues from Siebel eBriefings were approximately $11,000,000; however, the Company is unable to quantify the effect of Siebel eBriefings as a competitive differentiator. The Company does not track selling, general and administrative costs by product, but believes the incremental costs associated with selling and distributing Siebel eBriefings were substantially lower than those used in the valuation due to synergies associated with selling the product as a separate component of the Siebel 98 product suite and subsequent versions. If the Company is unable to continuously upgrade the Siebel eBriefings product or existing and future customers do not elect to purchase this module, the Company's ability to recover the value assigned to the acquired research and development will be impaired and revenue and profitability will be adversely affected.

On November 1, 1997, the Company completed its purchase of Nomadic, a provider of innovative business solutions to pharmaceutical sales forces. The acquisition was accounted for by the purchase method of accounting. Technology acquired from Nomadic has been incorporated into the Siebel ePharma product. The Company recorded a charge to income of $8,723,000, or $0.02 per diluted share, pursuant to an allocation of the purchase price by an independent appraiser, as a write-off of acquired research and development. The appraisal of the acquired research and development was based upon the present value of forecasted operating cash flows from the technology acquired, giving effect to the stage of completion at the acquisition date. These forecasted cash flows were then discounted at a rate commensurate with the risk involved in completing the acquired technology. The forecasted cash flows assumed inclusion of the product developed from acquired technology into the existing Siebel product suite. The purchased in-process research and development expense related to completion of Nomadic's second generation pharmaceutical sales force automation product. This product was completed and enterprise-wide deployment to end-user customers commenced in March 1998. Much of the functionality was incorporated into the Company's Siebel ePharma product, which was released in June 1998. At the time of the acquisition, Nomadic had a first-generation product at a limited number of customers, with a very small user base. There were a considerable number of uncertainties as to increasing the product's scalability for deployment on an enterprise-wide basis, improving the stability of the application and identifying and fixing bugs. The Company allocated limited excess purchase price over net assets acquired to net current assets, fixed assets and workforce-in-place. The majority of the excess purchase price was allocated to in-process research and development and other intangible assets (goodwill) based upon the expected cash flows from Nomadic's existing product and the product under development, giving consideration to the stage of completion of the technology under development at the acquisition date. This technology was completed, at a cost of approximately $1,300,000, for enterprise-wide release in March 1998.

The valuation of acquired research and development was prepared using the income approach and contemplated that sales of products incorporating Nomadic's technology would be $11,500,000 in 1998, increasing to $35,000,000 in 2000, and declining significantly thereafter. Revenue increases were based upon the historical growth rate of software sales for the customer relationship management market and the Company. Operating costs as a percentage of revenue were estimated at 70%, based upon the Company's normal operating margin. Operating cash flows were reduced by an expected effective tax rate of 39% consistent with the Company's effective tax rate. Net cash flows were discounted to their present value at the acquisition date using an after-tax risk-adjusted discount rate of 25%. The Company believes this discount rate is consistent with that required by venture capitalists for investments in unproven but partially developed software products. Through the end of 1999, total revenues from products incorporating the Nomadic technology under development at the acquisition date were approximately $35,000,000. Although the Company does not track selling, general and administrative costs by product, because these products are sold as vertical eBusiness solutions for the pharmaceutical industry, the Company believes the operating margin is similar to the Company's consolidated operating margin. If the Company is unable to continuously upgrade the Siebel ePharma product or superior products are released by competitors, the Company's ability to recover the value assigned to the acquired research and development will be impaired and revenue and profitability will be adversely affected.

Operating Income and Operating Margin

Operating income increased from $8,667,000 for the year ended December 31, 1997 and $63,360,000 for the year ended December 31, 1998 to $159,493,000 for the year ended December 31, 1999 and operating margin was 4% and 15% in the fiscal 1997 and 1998 periods, respectively, as compared to 20% in the fiscal 1999 period. Excluding merger-related expenses, operating income increased from $34,705,000 and $76,860,000 for the years ended December 31, 1997 and 1998, respectively, to $159,493,000 for the year ended December 31, 1999 and operating margin was 16% and 19% in the fiscal 1997 and 1998 periods, respectively, as compared to 20% in the fiscal 1999 period. These increases in operating income and margin, excluding merger-related expenses, were due to increases in license revenues without a proportional increase in cost, particularly costs associated with the hiring of new personnel. The Company believes it is likely that operating margins in future periods will be less than the 20% achieved in 1999.

Other Income, Net

Other income, net, is primarily comprised of interest income earned on the Company's cash and cash equivalents and short-term investments and reflects earnings on increasing cash and cash equivalents and short-term investment balances.

Pro Forma Income Taxes

Income taxes are comprised primarily of federal and state taxes.

Prior to the acquisition of OnTarget by the Company in 1999, OnTarget had elected subchapter S status for Federal income tax purposes. Prior to January 1, 1998 and July 1, 1998, OpenSite and OnLink, respectively, had also elected subchapter S status for Federal income tax purposes. Accordingly, no income tax was presented in the historical financial statements of OnTarget, OpenSite or OnLink for these periods as the income was taxable personally to the stockholders. Pro forma income taxes for each of the three years ended December 31, 1999 reflect income tax expense that would have been reported if OnTarget, OpenSite or OnLink had been C corporations for each of the applicable periods in which they were subchapter S corporations. Pro forma income taxes were $13,913,000, $29,041,000, and $66,617,000 in 1997, 1998, and 1999, respectively. Pro forma income taxes as a percentage of pretax income were 99%, 42%, and 38% in 1997, 1998, and 1999, respectively. Pro forma tax rate in 1997 was higher than the rates in 1998 and 1999 primarily due to non-deductible items related to acquisitions. The Company expects its effective tax rate in 2000 to be approximately 38%, excluding the effect of non-deductible costs such as merger-related expenses.

As a result of deductions relating to stock options, the Company paid no federal income taxes during 1999.

Pro Forma Net Income and Pro Forma Net Income Available to Common Stockholders

The Company had pro forma net income of $152,000, $40,729,000, and $107,746,000 for the years ended December 31, 1997, 1998 and 1999, respectively. Pro forma net income available to common stockholders was $152,000 and $40,365,000 for the years ended December 31, 1997 and 1998, respectively, as compared to $54,582,000 for the year ended December 31, 1999. Pro forma net income has been reduced by accretion on OpenSite's mandatorily redeemable convertible preferred stock to determine pro forma net income available to common stockholders. The accounting for mandatorily redeemable convertible preferred stock requires non-cash accretion to the then current fair value of the common stock into which the mandatorily redeemable convertible preferred stock is convertible. This resulted in a non-cash charge to accretion and offsetting credit to mandatorily redeemable convertible preferred stock for the years ended December 31, 1998 and 1999, the only years in which the preferred stock was outstanding. The amount of accretion for an income statement period was dependent upon how much the fair value of OpenSite's common stock fluctuated during that period. In connection with the Company's acquisition of OpenSite, the holders of the mandatorily redeemable convertible preferred stock converted their shares pursuant to their existing terms on a one for one basis into shares of OpenSite's common stock. Accordingly, the Company stopped recording accretion on the mandatorily redeemable convertible preferred stock on May 17, 2000.

Pro forma net income per diluted share was $0.00 in the fiscal 1997 and $0.10 in fiscal 1998 compared with $0.12 in fiscal 1999.

Liquidity and Capital Resources

The Company's cash, cash equivalents, short-term investments and marketable equity securities increased from $238,754,000 as of December 31, 1998 to $820,604,000 as of December 31, 1999, representing approximately 52% and 66% of total assets, respectively. The Company's days sales outstanding (DSO) in accounts receivable was 89 as of December 31, 1998 compared with 98 as of December 31, 1999.

The Company completed a private placement of $300,000,000 of convertible subordinated debentures in September 1999. The seven-year term notes bear interest at a rate of 5.50% and are convertible into approximately 12,864,000 shares of the Company's common stock at any time prior to maturity, at a conversion price of approximately $23.32 per share, subject to adjustment under certain conditions. The Company may redeem the notes, in whole or in part, at any time on or after September 15, 2002. The redemption price will range from $309,420,000 to $302,370,000 if the notes are redeemed between September 15, 2002 through September 14, 2006. Any redemption made on or after September 15, 2006 will be redeemed at $300,000,000. In addition, accrued interest to the redemption date will be paid by the Company in each redemption.

Throughout 1999 the Company received proceeds of approximately $75 million related to the issuance of common stock under employee stock option and stock purchase plans. In March and April 1999 OpenSite and OnLink completed private placements of approximately $34,500,000 of convertible preferred stock (the "Preferred Stock"). Immediately prior to the Company's acquisitions of OpenSite and OnLink on May 17, 2000 and October 2, 2000, respectively, the holders of the Preferred Stock, along with the holders of previously issued Preferred Stock of OpenSite and OnLink, converted all of the issued and outstanding shares pursuant to their existing terms into shares of the respective company's common stock. These shares along with the remaining outstanding shares of common stock of OpenSite and OnLink were exchanged for shares of the Company's common stock on May 17, 2000 and October 2, 2000, respectively.

The Company recently entered into a lease agreement for a new headquarters facility in San Mateo, California. The Company expects significant capital expenditures in connection with tenant improvements and furniture and fixtures for this facility. These expenditures are expected to be incurred through the end of 2000. In addition, the Company expects to continue to incur capital expenditures associated with tenant improvements, furniture and fixtures for newly-leased offices.

The Company has used full-serviced office suites on a month-to-month rental basis to establish its presence in new locations. As these locations expand, the Company has begun to transition more of the fully serviced office suites to leased space. This transition has involved build-out of tenant improvements, acquisition of furniture and fixtures, and other capital costs, which were not incurred in connection with the use of fully serviced office suites. The Company has already built out a number of leased facilities, both domestically and internationally, and expects this trend to continue.

Capital expenditures of the nature described above are expected to increase during 2000 and 2001.

The Company believes that the anticipated cash flows from operations, cash, cash equivalents and short-term investments will be adequate to meet its cash needs for working capital and capital expenditures for at least the next twelve months.

For Each of the Six Months Ended June 30, 1999 and 2000

Revenues

Software. License revenue increased from $205,940,000 for the six months ended June 30, 1999 to $437,636,000 for the six months ended June 30, 2000 and decreased as a percentage of total revenues from 64% in the fiscal 1999 period to 62% in the fiscal 2000 period. License revenues increased in absolute dollars due to an increase in the number of licenses of Siebel applications sold to new and existing customers and also due to licenses of new modules, released with the latest version of Siebel applications, sold to existing users of Siebel base applications. The increase in the number of licenses was primarily due to continued demand by new and existing customers for products in the Siebel applications family both in the United States and internationally. The Company expects that license revenues will continue to grow in absolute dollars, but will remain the same or decrease as a percentage of total revenues as the Company's maintenance and other services revenues continue to grow as a result of increases in the installed base of customers purchasing such services.

Professional Services, Maintenance and Other. Professional services, maintenance and other revenues increased from $113,895,000 for the six months ended June 30, 1999 to $266,962,000 for the six months ended June 30, 2000 and increased as a percentage of total revenues from 36% in the fiscal 1999 period to 38% in the fiscal 2000 period. The increase in the absolute dollar amount was due to growth in the Company's sales and marketing training business, consulting business and growth in the installed base of customers receiving maintenance. First-year maintenance is typically sold with the related software license. Revenue related to such maintenance is deferred based on vendor-specific objective evidence of fair value and amortized over the term of the maintenance contract, typically 12 months. The Company expects that professional services, maintenance and other revenues will remain the same or increase as a percentage of total revenues due to increased maintenance revenues derived from the Company's growing installed customer base and due to the Company's expansion of its consulting and training organization to meet anticipated customer demands in connection with product implementation and sales training.

A relatively small number of customers account for a significant percentage of the Company's license revenues. For the six months ended June 30, 1999 and 2000, sales to the Company's ten largest customers accounted for 32% and 33%, respectively, of total license revenues. The Company expects that licenses of its products to a limited number of customers will continue to account for a large percentage of revenue for the foreseeable future.

The Company markets its products in the United States through its direct sales force and internationally through its sales force and distributors, primarily in Europe, Japan, Latin America, South Africa and Asia. International license revenues accounted for 32% and 38% of license revenues for the six months ended June 30, 1999 and 2000, respectively. The Company is increasing its international sales force and is seeking to establish distribution relationships with appropriate strategic partners and expects international revenues will continue to account for a substantial portion of total revenues in the future.

On January 6, 2000, the Company acquired Paragren Technologies, Inc. ("Paragren") in a purchase transaction for cash consideration of $18,050,000 (see Note 10 to the supplemental combined financial statements). Concurrently, the Company licensed software to APAC Customer Services, Inc. ("APAC"), the former parent of Paragren. The Company recognized $1,080,000 of license revenue in the six months ended June 30, 2000 from APAC.

During the first quarter of 2000, the Company established a program whereby qualified startup companies can obtain Siebel eBusiness software in exchange for shares of their equity securities. The Company recognized $4,196,000 of license revenues related to this program during the six months ended June 30, 2000.

Cost of Revenues

Software. Cost of license revenues includes third party software royalties, product packaging, documentation and production. Cost of license revenues increased from $3,683,000 for the six months ended June 30, 1999 to $9,094,000 for the six months ended June 30, 2000 and as a percentage of total revenues were 1% for each of the six months ended June 30, 1999 and 2000. All costs incurred in the research and development of software products and enhancements to existing products have been expensed as incurred, and, as a result, cost of license revenues includes no amortization of capitalized software development costs. Cost of license revenues are expected to remain the same as the first six months of 2000 or increase as a percentage of total revenues.

Professional Services, Maintenance and Other. Cost of professional services, maintenance and other revenues consists primarily of personnel, facilities and systems costs incurred in providing sales and marketing training, consulting, and customer support. Cost of professional services, maintenance and other revenues increased from $63,241,000 for the six months ended June 30, 1999 to $167,911,000 for the six months ended June 30, 2000 and increased as a percentage of professional services, maintenance and other revenues from 56% in the fiscal 1999 period to 63% in the fiscal 2000 period. The increase in the absolute dollar amount reflects the effect of fixed costs resulting from the Company's expansion of its maintenance and support organization and growth in the Company's consulting business. The Company expects that professional services, maintenance and other costs will continue to increase in absolute dollar amount as the Company expands its customer support organization to support a growing installed customer base; its consulting organization to meet anticipated customer demands in connection with product implementation; and the training organization to support the growing needs of its customers. These costs are expected to remain the same as the first six months of 2000 or increase as a percentage of total revenues.

Operating Expenses

Product Development. Product development expenses include expenses associated with the development of new products, enhancements of existing products and quality assurance activities, and consist primarily of employee salaries, benefits, consulting costs and the cost of software development tools. Product development expenses increased from $37,421,000 for the six months ended June 30, 1999 to $57,442,000 for the six months ended June 30, 2000 and decreased as a percentage of total revenues from 12% in the fiscal 1999 period to 8% in the fiscal 2000 period. The increase in the absolute dollar amount of product development expenses was primarily attributable to costs of additional personnel in the Company's product development operations. The Company anticipates that it will continue to devote substantial resources to product development. The Company expects product development expenses to increase in absolute dollar amount but remain at a similar percentage of total revenues as in the first six months of 2000. The Company considers technological feasibility of its software products to have been reached upon completion of a working model that has met certain performance criteria. The period between achievement of technological feasibility and general release of a software product is typically very short, and development costs incurred to date during that period have not been material. Accordingly, the Company has not capitalized any software development costs to date.

Sales and Marketing. Sales and marketing expenses consist primarily of salaries, commissions and bonuses earned by sales and marketing personnel, field office expenses, travel and entertainment and promotional expenses. Sales and marketing expenses increased from $125,102,000 for the six months ended June 30, 1999 to $297,784,000 for the six months ended June 30, 2000 and increased as a percentage of total revenues from 39% in the fiscal 1999 period to 42% in the fiscal 2000 period. The increase in the dollar amount of sales and marketing expenses reflects primarily the hiring of additional sales and marketing personnel and costs associated with expanded promotional activities. The Company expects that sales and marketing expenses will continue to increase in absolute dollars as the Company continues to expand its sales and marketing efforts, establishes additional sales offices in the United States and internationally and increases its promotional activities. These expenses are expected to remain at a similar percentage of total revenues as the first six months of 2000.

General and Administrative. General and administrative expenses consist primarily of salaries and occupancy costs for administrative, executive and finance personnel. General and administrative expenses increased from $27,091,000 for the six months ended June 30, 1999 to $60,119,000 for the six months ended June 30, 2000 and as a percentage of total revenues was 9% in both the six months ended June 30, 1999 and 2000. The increase in the absolute dollar amount of general and administrative expenses was primarily due to increased staffing and associated expenses necessary to manage and support the Company's increased scale of operations. The Company believes that its general and administrative expenses will continue to increase in absolute dollars as a result of the continued expansion of the Company's administrative staff and facilities to support growing operations. The Company anticipates that its general and administrative expenses as a percentage of total revenues should remain at a similar percentage as in the first half of 2000.

Merger-Related Expenses. During the second quarter of 2000, the Company expensed $10,002,000 of direct merger-related expenses in connection with the Company's acquisition of OpenSite. These costs primarily consisted of investment banker fees, along with attorneys, accountants and other professional fees. As of June 30, 2000, the Company had settled approximately $2,202,000 of these merger-related costs and, accordingly, has reflected the remaining $7,800,000 of these merger-related costs in accrued liabilities. The remaining liabilities consist of approximately $7,500,000 of investment banker and other professional fees and $300,000 of severance-related costs. The Company expects to settle these liabilities by December 31, 2000. The Company did not incur any significant merger-related costs during the first six months of 1999.

Operating Income and Operating Margin

Operating income increased from $63,297,000 for the six months ended June 30, 1999 to $102,246,000 for the six months ended June 2000 and operating margin decreased from 20% in the fiscal 1999 period to 15% in the fiscal 2000 period. Excluding merger-related expenses, operating income increased from $63,297,000 for the six months ended June 30, 1999 to $112,248,000 for the six months ended June 30, 2000 and operating margin decreased from 20% in the first six months of 1999 to 16% in the first six months of 2000. This decrease in the operating margin, excluding merger-related expenses, was mainly due to operating losses incurred by both OpenSite and OnLink prior to their acquisition by the Company. Prior to their acquisition, OpenSite and OnLink were expanding their sales and marketing activities without a corresponding increase in sales, resulting in OpenSite and OnLink incurring combined operating losses prior to merger-related expenses of $26,250,000 for the six months ended June 30, 2000 compared to operating losses of $8,100,000 for the comparable period in 1999.

Other Income, Net

For the six months ended June 30, 1999 and 2000, other income, net was comprised of the following:

                                           Six Months Ended June 30,
                                          --------------------------
                                              1999          2000
                                          ------------  ------------
  Realized gains on disposition of
   marketable equity securities........  $    104,000  $ 50,112,000
  Charitable contributions.............           --    (28,700,000)
  Interest income......................     5,354,000    22,597,000
  Interest expense.....................      (259,000)   (8,878,000)
  Losses of an equity method investee..           --     (5,408,000)
  Losses on disposal of assets.........      (688,000)          --
  Other, net...........................       (47,000)     (156,000)
                                          ------------  ------------
                                         $  4,464,000  $ 29,567,000
                                          ============  ============

Provision for Income Taxes

Income taxes are comprised primarily of federal and state taxes. The pro forma provision for income taxes would not have been materially different from the income tax provision as presented if OnTarget (an S corporation for income tax reporting purposes) had been a C corporation during the six months ended June 30, 1999. The provision for income taxes increased from $24,815,000 for the six months ended June 30, 1999 to $53,340,000 for the six months ended June 2000 and as a percentage of pretax income increased from 37% in the fiscal 1999 period to 40% in the fiscal 2000 period. The increase in the provision for income taxes as a percentage of pretax income was primarily due to non-deductible merger-related expenses. The Company expects its effective tax rate for the remainder of 2000 to be approximately 38%, excluding the effect of non-deductible costs such as merger-related expenses.

Net Income and Net Income (Loss) Available to Common Stockholders

Net income increased from $42,946,000 for the six months ended June 30, 1999 to $78,473,000 for the six months ended June 30, 2000. Net income as a percentage of total revenues was 13% and 11% for the six months ended June 30, 1999 and June 30, 2000, respectively.

Net income available to common stockholders was $1,037,000 for the six months ended June 30, 1999 compared to a net loss available to common stockholders of $20,282,000 for the comparable period in 2000. Net income has been reduced by accretion on OpenSite's mandatorily redeemable convertible preferred stock to arrive at net income (loss) available to common stockholders. The accounting for mandatorily redeemable convertible preferred stock requires non-cash accretion to the then current fair value of the common stock into which the mandatorily redeemable convertible preferred stock is convertible. This resulted in a non-cash charge to accretion and offsetting credit to mandatorily redeemable convertible preferred stock for each period presented. The amount of accretion for an income statement period was dependent upon how much the fair value of OpenSite's common stock fluctuated during that period. In connection with the Company's acquisition of OpenSite, the holders of the mandatorily redeemable convertible preferred stock converted their shares pursuant to their existing terms on a one for one basis into shares of OpenSite's common stock. Accordingly, the Company stopped recording accretion on the mandatorily redeemable convertible preferred stock on May 17, 2000.

For the six months ended June 30, 1999 diluted net income (loss) per share was $0.00 compared to $(0.05) for the six months ended June 30, 2000.

Liquidity and Capital Resources

The Company's cash, cash equivalents and short-term investments increased from $820,604,000 as of December 31, 1999 to $1,009,518,000 as of June 30, 2000, representing approximately 66% and 61% of total assets, respectively. The Company's days sales outstanding in accounts receivable was 98 as of December 31, 1999 compared with 74 as of June 30, 2000.

For the six months ended June 30, 1999, cash provided by operating activities of $26,331,000 was primarily due to net income, the tax benefit from exercise of stock options, and increases in accounts payable and accrued expenses, partially offset by an increase in accounts receivable. For the six months ended June 30, 2000, cash provided by operating activities of $258,632,000 was primarily due to net income, the tax benefit from exercise of stock options, increases in accounts payable and accrued expenses and in deferred revenue, partially offset by deferred income taxes and gain on sale of marketable equity securities.

For the six months ended June 30, 1999, cash used in investing activities of $12,662,000 was primarily due to purchases of property and equipment, including leasehold improvements, and net purchases of short-term investments, partially offset by proceeds from disposals of property and equipment. Cash used in investing activities of $123,028,000 for the six months ended June 30, 2000 was primarily the result of the Company's purchases of Paragren Technologies, Inc. and MOHR Development, Inc., along with the purchases of property and equipment and net purchases of short-term investments, partially offset by proceeds from sales of the Company's marketable equity securities.

For the six months ended June 30, 1999, cash provided by financing activities of $63,124,000 was primarily due to the issuance of common stock pursuant to the exercise of stock options and the issuances of convertible preferred stock by OpenSite and OnLink. For the six months ended June 30, 2000, cash provided by financing activities of $95,607,000 resulted primarily from the issuance of common stock pursuant to the exercise of stock options and the issuance of convertible preferred stock by OnLink.

During the six months ended June 30, 2000, the Company entered into a lease agreement for a new headquarters facility in San Mateo, California. The Company has incurred and expects to continue to incur significant capital expenditures in connection with tenant improvements and furniture and fixtures for this facility. These expenditures are expected to be incurred through the end of 2000. In addition, the Company expects to continue to incur capital expenditures associated with tenant improvements, furniture and fixtures for newly leased offices.

The Company has used full-serviced office suites on a month-to-month rental basis to establish its presence in new locations. As these locations expand, the Company has begun to transition more of the office suites to leased space. This transition has involved build-out of tenant improvements, acquisition of furniture and fixtures, and other capital costs, which were not incurred in connection with the use of fully serviced office suites. The Company has already built out a number of leased facilities, both domestically and internationally, and expects this trend to continue.

Capital expenditures of the nature described above are expected to increase during 2000 and 2001.

The Company believes that the anticipated cash flows from operations, cash, cash equivalents and short-term investments will be adequate to meet its cash needs for working capital and capital expenditures for at least the next twelve months.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Siebel Systems, Inc.:

We have audited the accompanying supplemental combined balance sheets of Siebel Systems, Inc. and subsidiaries as of December 31, 1998 and 1999, and the related supplemental combined statements of operations and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These supplemental combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental combined financial statements give retroactive effect to the merger of a wholly owned subsidiary of Siebel Systems, Inc. into OnLink Technologies, Inc. on October 2, 2000, which has been accounted for as a pooling-of-interests as described in Note 10 to the supplemental combined financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financials statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Siebel Systems, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental combined financial statements referred to above present fairly, in all material respects, the financial position of Siebel Systems, Inc. and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consumation of the business combination.

/s/ KPMG LLP

Mountain View, California
January 24, 2000, except for Notes 10 and 11 which are as of October 9, 2000

SIEBEL SYSTEMS, INC.
Supplemental Combined Balance Sheets
(in thousands, except per share data)

                                                              December 31,
                                                        ------------------------   June 30,
                                                           1998         1999         2000
                                                        -----------  -----------  -----------
                                                                                  (unaudited)
                    Assets
Current assets:
  Cash and cash equivalents........................... $    86,866  $   479,787  $   711,260
  Short-term investments..............................     151,888      198,878      251,183
  Marketable equity securities........................         --       141,939       47,075
  Accounts receivable, net............................     126,848      295,930      322,210
  Deferred income taxes...............................      14,617          --        79,716
  Prepaids and other..................................      14,515       31,298       59,390
                                                        -----------  -----------  -----------
    Total current assets..............................     394,734    1,147,832    1,470,834
  Property and equipment, net.........................      47,297       59,381      106,589
  Other assets........................................      15,063       41,759       71,450
                                                        -----------  -----------  -----------
    Total assets...................................... $   457,094  $ 1,248,972  $ 1,648,873
                                                        ===========  ===========  ===========

     Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable.................................... $     4,880  $    12,318  $    24,018
  Accrued expenses....................................      88,764      129,293      246,138
  Income taxes payable................................      10,917          --           --
  Deferred revenue....................................      52,851       88,259      160,301
  Capital lease obligations-current portion...........          22          --           --
  Deferred income taxes...............................         --        17,907          --
                                                        -----------  -----------  -----------
    Total current liabilities.........................     157,434      247,777      430,457

Convertible subordinated debentures...................         --       300,000      300,000
Capital lease obligations-noncurrent portion..........          43          --           --
Deferred income taxes.................................         783        1,439        1,429
                                                        -----------  -----------  -----------
    Total liabilities.................................     158,260      549,216      731,886
                                                        -----------  -----------  -----------

Mandatorily redeemable convertible preferred stock....       4,818       80,459          --
Redeemable common stock warrants......................          54          --           --

Commitments and contingencies

Stockholders' equity:
  Preferred stock; $0.001 par value; 1,784, 2,815
   and 3,512 shares issued and outstanding,
   respectively.......................................           2            3            4
  Common stock; $0.001 par value; 800,000 shares
   authorized; 368,569, 393,943 and 414,883 shares
   issued and outstanding, respectively...............         369          394          415
  Additional paid-in capital..........................     241,891      433,170      817,714
  Notes receivable from stockholders..................        (488)        (548)      (1,623)
  Deferred stock compensation.........................        (456)      (3,513)     (10,885)
  Accumulated other comprehensive income (loss).......        (669)      83,611       25,464
  Retained earnings...................................      53,313      106,180       85,898
                                                        -----------  -----------  -----------
    Total stockholders' equity........................     293,962      619,297      916,987
                                                        -----------  -----------  -----------
    Total liabilities and stockholders' equity........ $   457,094  $ 1,248,972  $ 1,648,873
                                                        ===========  ===========  ===========

See accompanying notes to supplemental combined financial statements.

SIEBEL SYSTEMS, INC.
Supplemental Combined Statements of Operations and Comprehensive Income
(in thousands, except per share data)

                                                                                     Six Months Ended
                                                       Year Ended December 31,             June 30,
                                                 ----------------------------------  --------------------
                                                    1997        1998        1999       1999       2000
                                                 ----------  ----------  ----------  ---------  ---------
                                                                                          (unaudited)
Revenues:
  Software..................................... $  157,148  $  291,962  $  506,789  $ 205,940  $ 437,636
  Professional services, maintenance and other.     65,490     119,245     294,195    113,895    266,962
                                                 ----------  ----------  ----------  ---------  ---------
    Total revenues.............................    222,638     411,207     800,984    319,835    704,598
                                                 ----------  ----------  ----------  ---------  ---------
Cost of revenues:
  Software.....................................      4,402       5,618       8,105      3,683      9,094
  Professional services, maintenance and other.     31,665      65,518     175,630     63,241    167,911
                                                 ----------  ----------  ----------  ---------  ---------
    Total cost of revenues.....................     36,067      71,136     183,735     66,924    177,005
                                                 ----------  ----------  ----------  ---------  ---------
    Gross margin...............................    186,571     340,071     617,249    252,911    527,593
                                                 ----------  ----------  ----------  ---------  ---------
Operating expenses:
  Product development..........................     26,918      45,500      79,177     37,421     57,442
  Sales and marketing..........................    103,594     181,736     308,222    125,102    297,784
  General and administrative...................     21,354      35,975      70,357     27,091     60,119
  Merger-related expenses......................     26,038      13,500         --          --     10,002
                                                 ----------  ----------  ----------  ---------  ---------
    Total operating expenses...................    177,904     276,711     457,756    189,614    425,347
                                                 ----------  ----------  ----------  ---------  ---------
    Operating income...........................      8,667      63,360     159,493     63,297    102,246
Other income, net..............................      5,398       6,410      14,870      4,464     29,567
                                                 ----------  ----------  ----------  ---------  ---------
    Income before income taxes.................     14,065      69,770     174,363     67,761    131,813
Income taxes...................................     13,260      28,665      66,252     24,815     53,340
                                                 ----------  ----------  ----------  ---------  ---------
    Net income.................................        805      41,105     108,111     42,946     78,473
Distributions to preferred stockholders........        --          (39)        --          --         --
Accretion of preferred stock...................        --         (325)    (53,164)   (41,909)   (98,755)
                                                 ----------  ----------  ----------  ---------  ---------
    Net income (loss) available to common
      stockholders............................. $      805  $   40,741  $   54,947  $   1,037  $ (20,282)
                                                 ==========  ==========  ==========  =========  =========

Diluted net income (loss) available per
  common share................................. $     0.00  $     0.10  $     0.12  $    0.00  $   (0.05)
                                                 ==========  ==========  ==========  =========  =========

Basic net income (loss) available per
  common share................................. $     0.00  $     0.11  $     0.14  $    0.00  $   (0.05)
                                                 ==========  ==========  ==========  =========  =========

Pro forma net income (loss) and per share data:
    Income before income taxes as reported..... $   14,065  $   69,770  $  174,363  $  67,761  $ 131,813
    Pro forma income taxes.....................     13,913      29,041      66,617     24,815     53,340
                                                 ----------  ----------  ----------  ---------  ---------
    Pro forma net income.......................        152      40,729     107,746     42,946     78,473
    Distributions to preferred stockholders
      as reported..............................        --          (39)        --          --         --
    Accretion of preferred stock as reported...        --         (325)    (53,164)   (41,909)   (98,755)
                                                 ----------  ----------  ----------  ---------  ---------
    Pro forma net income (loss) available to
      common stockholders...................... $      152  $   40,365  $   54,582  $   1,037  $ (20,282)
                                                 ==========  ==========  ==========  =========  =========

Pro forma diluted net income (loss) available
  per common share............................. $     0.00  $     0.10  $     0.12  $    0.00  $   (0.05)
                                                 ==========  ==========  ==========  =========  =========

Pro forma basic net income (loss) available
  per common share............................. $     0.00  $     0.11  $     0.14  $    0.00  $   (0.05)
                                                 ==========  ==========  ==========  =========  =========

Shares used in diluted pro forma net income
  (loss) available per common share
  computation..................................    385,836     409,153     459,720    441,825    403,959
                                                 ==========  ==========  ==========  =========  =========
Shares used in basic pro forma net income
  (loss) available per common share
  computation..................................    342,968     358,713     380,619    374,394    403,959
                                                 ==========  ==========  ==========  =========  =========

Comprehensive income:
  Net income................................... $      805  $   41,105  $  108,111  $  42,946  $  78,473

Other comprehensive income (loss), net of tax:
  Foreign currency translation adjustments.....       (365)       (505)        614        261        261
  Unrealized gains (loss) on securities........       --           201      83,666     35,364    (58,408)
                                                 ----------  ----------  ----------  ---------  ---------
Other comprehensive income (loss)..............       (365)       (304)     84,280     35,625    (58,147)
                                                 ----------  ----------  ----------  ---------  ---------
    Total comprehensive income................. $      440  $   40,801  $  192,391  $  78,571  $  20,326
                                                 ==========  ==========  ==========  =========  =========

See accompanying notes to supplemental combined financial statements.

SIEBEL SYSTEMS, INC.
Supplemental Combined Statements of Stockholders' Equity
(in thousands)

                                                                                               Accumu-
                                                                            Notes               lated
                                                                           Receiv-              Other
                                                                             able    Deferred  Compre-                Total
                            Preferred Stock    Common Stock     Additional   from     Stock    hensive               Stock-
                          ------------------ -----------------   Paid-in    Stock-   Compen-    Income   Retained   holders'
                           Shares    Amount   Shares   Amount    Capital   holders    sation    (Loss)   Earnings    Equity
                          --------  -------- --------  -------  ---------  --------  --------  --------  ---------  ---------
Balances, December 31,
 1996....................     --   $   --    335,488  $   335  $ 156,968  $   (508) $ (1,173) $     --  $  17,448  $ 173,070
Issuance of common
 stock under Employee
 Stock Option Plans......     --       --      8,269        9      4,781       --         --        --        --       4,790
Issuance of common
 stock under Employee
 Stock Purchase Plans....     --       --      2,503        3      4,297       --         --        --        --       4,300
Issuance of common
 stock related to
 InterActive WorkPlace
 acquisition.............     --       --      2,408        2     14,579       --         --        --        --      14,581
Issuance of common
 stock related to
 Nomadic acquisition.....     --       --      2,400        2     10,391       --         --        --        --      10,393
Issuance of common
 stock...................     --       --        220      --          30       --         --        --        --          30
Repayment of note
 receivable..............     --       --        --       --          --       102        --        --        --         102
Compensation related
 to stock options........     --       --        --       --        (256)      --        256        --        --         --
Cancellation of stock
 options issued below
 fair value..............     --       --        --       --          (1)      --          1        --        --         --
Tax benefit from
 stock options...........     --       --        --       --       4,046       --         --        --        --       4,046
Amortization of
 deferred compensation
 related to stock
 options.................     --       --        --       --          --       --        277        --        --         277
Currency translation
 adjustment (net of
 taxes of $214)..........     --       --        --       --          --       --         --      (365)       --        (365)
Subchapter S
 distributions by
 OnTarget................     --       --        --       --          --       --         --        --       (973)      (973)
Net income...............     --       --        --       --          --       --         --        --        805        805
                          --------  -------- --------  -------  ---------  --------  --------  --------  ---------  ---------
Balances, December 31,
 1997....................     --       --    351,288      351    194,835      (406)     (639)     (365)    17,280    211,056
Issuance of common stock
 under Employee Stock
 Option Plans............     --       --     13,534       14     17,848       --         --        --        --      17,862
Issuance of common stock
 under Employee Stock
 Purchase Plans..........     --       --      2,464        2      8,532       --         --        --        --       8,534
Issuance of common
 stock...................     --       --        398        1         82       (82)       --        --        --           1
Adjustment to conform
 acquired company's
 year-end................     --       --        --       --          --       --         --        --     (1,464)    (1,464)
Cancellation of stock
 options issued below
 fair value..............     --       --        --       --         (39)      --         39        --        --         --
Forgiveness of notes
 payable to a
 shareholder of Onlink
 Technologies, Inc. .....     --       --        --       --         141       --         --        --        --         141
Issuance of common
 stock related to
 Interactive Data
 Systems, LLC
 acquisition.............     --       --        885        1        303       --       (144)       --        --         160
Issuance of Series A
 convertible
 preferred stock.........   1,784         2      --       --       6,049       --         --        --        --       6,051
Tax benefit from
 stock options...........     --       --        --       --      13,517       --         --        --        --      13,517
Amortization of deferred
 compensation related
 to stock options........     --       --        --       --          --       --        288        --        --         288
Unrealized gain on
 short-term investments
 (net of taxes of $118)..     --       --        --       --          --       --         --       201        --         201
Currency translation
 adjustment (net of
 taxes of $297)..........     --       --        --       --          --       --         --      (505)       --        (505)
Transfer of common
 stock to employees......     --       --        --       --         631       --         --        --        --         631
Subchapter S
 distributions by
 OnTarget................     --       --        --       --          --       --         --        --     (3,111)    (3,111)
Subchapter S
 distributions by
 OpenSite................     --       --        --       --          --       --         --        --       (141)      (141)
Change of OpenSite
 and Onlink from
 S corporations to
 C corporations..........     --       --        --       --          (8)      --         --        --          8        --
Distributions to
 preferred stockholders..     --       --        --       --          --       --         --        --        (39)       (39)
Accretion of mandatorily
 redeemable convertible
 preferred stock.........     --       --        --       --          --       --         --        --       (325)      (325)
Net income...............     --       --        --       --          --       --         --        --     41,105     41,105
                          --------  -------- --------  -------  ---------  --------  --------  --------  ---------  ---------
Balances, December 31,
 1998....................   1,784         2  368,569      369    241,891      (488)     (456)     (669)    53,313    293,962
Issuance of common stock
 under Employee Stock
 Option Plans............     --       --     21,470       21     59,342       (60)       --        --        --      59,303
Issuance of common stock
 under Employee Stock
 Purchase Plans..........     --       --      1,655        2     15,735       --         --        --        --      15,737
Issuance of common stock
 under stock award
 plan....................     --       --        --       --         198       --         --        --        --         198
Issuance of common stock
 under stock warrants....     --       --         58      --           8       --         --        --        --           8
Repurchase of common
 stock...................     --       --       (490)     --      (2,795)      --         --        --        --      (2,795)
Termination of put
 provision of redeemable
 common stock warrants...     --       --        --       --         323       --         --        --        --         323
Repurchase of common
 stock which was subject
 to vesting..............     --       --        (79)     --         (27)      --         --        --        --         (27)
Issuance of Series A
 convertible preferred
 stock...................      29      --        --       --         100       --         --        --        --         100
Issuance of Series B
 convertible preferred
 stock...................   1,002         1      --       --      10,561       --         --        --        --      10,562
Issuance of warrants in
 connection with license
 agreement...............     --       --        --       --           4       --         --        --        --           4
Tax benefit from
 stock options...........     --       --        --       --      91,679       --         --        --        --      91,679
Compensation related
 to stock options........     --       --        --       --       4,072       --     (4,072)       --        --         --
Amortization of deferred
 compensation related
 to stock options........     --       --        --       --          --       --      1,015        --        --       1,015
Unrealized gain on
 short-term investments
 (net of taxes
  of $51,279)............     --       --        --       --          --       --         --    83,666        --      83,666
Currency translation
 adjustment (net of
 taxes of $361)..........     --       --        --       --          --       --         --       614        --         614
Subchapter S
 distributions by
 OnTarget................     --       --        --       --          --       --         --        --     (2,080)    (2,080)
Conversion of
 convertible notes to
 common stock............     --       --      1,290        1      6,918       --         --        --        --       6,919
Issuance of common stock
 related to Target
 Marketing Systems
 Worldwide and Target
 Marketing Systems S.A.
 acquisitions............     --       --      1,470        1      5,161       --         --        --        --       5,162
Accretion of mandatorily
 redeemable convertible
 preferred stock.........     --       --        --       --          --       --         --        --    (53,164)   (53,164)
Net income...............     --       --        --       --          --       --         --        --    108,111    108,111
                          --------  -------- --------  -------  ---------  --------  --------  --------  ---------  ---------
Balances, December 31,
 1999....................   2,815         3  393,943      394    433,170      (548)   (3,513)   83,611    106,180    619,297
Issuance of common stock
 under Employee Stock
 Option Plans (unaudited)     --       --     15,086       15     59,142    (1,153)       --        --        --      58,004
Issuance of common stock
 under Employee Stock
 Purchase Plans               --       --        492        1     17,521       --         --        --        --      17,522
 (unaudited).............
Issuance of common stock
 under common stock
 warrants (unaudited)....     --       --         52      --          41       --         --        --        --          41
Issuance of common stock
 for services rendered
 (unaudited).............     --       --          4      --         264       --         --        --        --         264
Repurchase of common
 stock which was
 subject to vesting
 (unaudited).............     --       --        (18)     --         (13)      --         --        --        --         (13)
Issuance of Series C
 convertible preferred
 stock (unaudited).......     697         1      --       --      19,974       --         --        --        --      19,975
Issuance of warrants in
 connection with license
 agreement (unaudited)...     --       --        --       --       1,176       --         --        --        --       1,176
Tax benefits from stock
 options (unaudited).....     --       --        --       --      97,854       --         --        --        --      97,854
Compensation related
 to stock options
 (unaudited)                  --       --        --       --       9,376       --     (9,376)       --        --         --
Amortization of
 deferred compensation
 related to stock
 options (unaudited).....     --       --        --       --          --       --      2,004        --        --       2,004
Unrealized loss on
 short-term investments
 (net of taxes of
 $36,213) (unaudited)....     --       --        --       --          --       --         --   (58,408)       --     (58,408)
Currency translation
 adjustment (net of
 taxes of $162)
 (unaudited).............     --       --        --       --          --       --         --       261        --         261
Repayment of note
 receivable (unaudited)..     --       --        --       --          --        78        --        --        --          78
Conversion of
 mandatorily redeemable
 convertible preferred
 stock (unaudited).......     --       --      5,324        5    179,209       --         --        --        --     179,214
Accretion of
 mandatorily redeemable
 convertible preferred
 stock (unaudited).......     --       --        --       --          --       --         --        --    (98,755)   (98,755)
Net income (unaudited)...     --       --        --       --          --       --         --        --     78,473     78,473
                          --------  -------- --------  -------  ---------  --------  --------  --------  ---------  ---------
Balances, June 30, 2000
 (unaudited).............   3,512  $      4  414,883  $   415  $ 817,714  $ (1,623) $(10,885) $ 25,464  $  85,898  $ 916,987
                          ========  ======== ========  =======  =========  ========  ========  ========  =========  =========

See accompanying notes to supplemental combined financial statements.

SIEBEL SYSTEMS, INC.
Supplemental Combined Statements of Cash Flows
(in thousands)

                                                                                    Six Months Ended
                                                        Year Ended December 31,           June 30,
                                                   -------------------------------  --------------------
                                                     1997       1998       1999       1999       2000
                                                   ---------  ---------  ---------  ---------  ---------
                                                                                         (unaudited)
Cash flows from operating activities:
  Net income .................................... $     805  $  41,105  $ 108,111  $  42,946  $  78,473
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Compensation related to stock options........       277        288      1,015        447      2,004
    Compensation related to stock warrants.......        17         54        269        --         --
    Depreciation and amortization................     8,282     13,793     23,089     11,041     18,577
    Exchange of software for cost-method
     investments.................................       --         --         --         --      (4,196)
    Loss from equity method investee.............       --         --         --         --       5,408
    Deferred income taxes........................    (1,614)   (10,891)   (19,028)    (2,910)   (61,760)
    Tax benefit from exercise of stock options...     4,046     13,517     91,679     18,200     97,854
    Loss on disposal of property and equipment...       307      4,557        737        688        --
    Write-down of assets acquired in OpenSite
     merger......................................       --         --         --         --         622
    Gain on sale of marketable equity
     securities..................................       --         --         --         --     (50,112)
    Charitable contribution of marketable
     equity securities...........................       --         --         --         --      28,700
    Provision for doubtful accounts and
     returns, net................................     4,925      6,394      8,056      3,178     10,386
    Write-off of acquired research and
     development.................................    22,740        --         --         --         --
    Changes in operating assets and liabilities:
      Accounts receivable........................   (43,971)   (69,275)  (173,497)   (55,669)   (35,273)
      Prepaids and other.........................    (1,991)    (6,848)   (16,191)    (3,276)   (27,786)
      Accounts payable and accrued expenses......    14,196     50,630     52,018      7,572    123,929
      Income taxes payable.......................    (1,896)     9,228    (10,803)    (2,347)       --
      Deferred revenue...........................    15,744     31,104     35,388      6,461     71,806
                                                   ---------  ---------  ---------  ---------  ---------
        Net cash provided by operating
         activities..............................    21,867     83,656    100,843     26,331    258,632
                                                   ---------  ---------  ---------  ---------  ---------
Cash flows from investing activities:
  Proceeds from sale of marketable equity
   securities....................................       --         --         --         --      23,876
  Purchases of property and equipment............   (18,053)   (40,493)   (45,188)   (16,280)   (58,948)
  Purchases, sales and maturities of short-term
   investments, net..............................   (17,866)   (56,751)   (46,990)    (6,517)   (52,186)
  Proceeds from disposal of property and
   equipment.....................................       --         --      13,284     13,203        --
  Cash acquired in acquisitions..................       129        (31)       993        772        --
  Purchase of Paragren Technologies, Inc.........       --         --         --         --     (18,050)
  Purchase of MOHR, net of cash acquired.........       --         --         --         --      (7,734)
  Other non-operating assets.....................    (1,764)    (2,641)   (22,519)    (3,840)     1,409
  Other non-marketable securities................       --         --         --         --      (3,473)
  Advances to affiliate, net.....................       --         --         --         --      (7,922)
                                                   ---------  ---------  ---------  ---------  ---------
        Net cash used in investing activities....   (37,554)   (99,916)  (100,420)   (12,662)  (123,028)
                                                   ---------  ---------  ---------  ---------  ---------
Cash flows from financing activities:
  Proceeds from issuance of common stock,
   net of repurchases............................     8,755     27,254     75,032     30,964     75,554
  Proceeds from issuance of mandatorily
   redeemable convertible preferred stock........       --      10,544     34,537     34,537     19,975
  Proceeds from issuance of convertible
   debt, net.....................................       --         --     291,316        --         --
  Borrowings on line of credit and notes
   payable.......................................       130      1,542      5,874      3,231        --
  Repayments of line of credit and notes
   payable.......................................       --         (17)    (7,659)      (659)       --
  Repayments of capital lease obligations........       --         (10)       (67)       (11)       --
  Subchapter S distributions.....................      (974)    (2,366)    (2,080)      (745)       --
  Repurchase of common stock.....................       --         --      (2,795)    (2,795)       --
  Repurchase of preferred stock..................       --         --      (1,398)    (1,398)       --
  Dividends paid ................................       --        (180)       --         --         --
  Repayment of stockholder notes, net ...........       (43)       --         --         --          78
                                                   ---------  ---------  ---------  ---------  ---------
        Net cash provided by financing
         activities..............................     7,868     36,767    392,760     63,124     95,607
                                                   ---------  ---------  ---------  ---------  ---------
Effect of exchange rate changes in cash..........       --         --        (262)       --         262
                                                   ---------  ---------  ---------  ---------  ---------
Change in cash and cash equivalents..............    (7,819)    20,507    392,921     76,793    231,473
Adjustment to conform acquired company's
  year end.......................................       --      (4,140)       --         --         --
Cash and cash equivalents, beginning of period...    78,318     70,499     86,866     86,866    479,787
                                                   ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents, end of period......... $  70,499  $  86,866  $ 479,787  $ 163,659  $ 711,260
                                                   =========  =========  =========  =========  =========

Cash paid for interest........................... $      22  $     --   $       3  $     --   $   7,989
                                                   =========  =========  =========  =========  =========

Cash paid for income taxes....................... $  14,579  $  14,194  $  14,537  $  11,988  $   9,503
                                                   =========  =========  =========  =========  =========

Supplemental disclosures of noncash financing
 and investing activities:
  Purchase price payable 20*20 Group, Ltd........ $     --   $   6,000  $     --   $     --   $     --
                                                   =========  =========  =========  =========  =========

  Purchase price payable MOHR.................... $     --   $     --   $     --   $     --   $   3,000
                                                   =========  =========  =========  =========  =========

  Common stock issued for acquisitions........... $  24,974  $     --   $   4,934  $     --   $     --
                                                   =========  =========  =========  =========  =========

  Subchapter S distributions payable............. $      22  $     745  $     --   $     --   $     --
                                                   =========  =========  =========  =========  =========

  Convertible notes issued for acquisitions...... $     --   $     --   $   6,918  $   4,358  $     --
                                                   =========  =========  =========  =========  =========

  Capital lease obligations...................... $     --   $      75  $     --   $     --   $     --
                                                   =========  =========  =========  =========  =========

  Issuance of common stock for notes receivable.. $     --   $      78  $     --   $     --   $     --
                                                   =========  =========  =========  =========  =========

  Conversion of preferred stock into common stock $     --   $     --   $     --   $     --   $ 179,214
                                                   =========  =========  =========  =========  =========

See accompanying notes to supplemental combined financial statements.

SIEBEL SYSTEMS, INC.

NOTES TO SUPPLEMENTAL COMBINED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

The Company

Siebel Systems, Inc. ("Siebel" or the "Company") is the market leader in eBusiness application software for organizations focused on increasing sales, marketing and customer service effectiveness in field sales, customer service, telesales, telemarketing, call centers, and third-party resellers. The Company designs, develops, markets, and supports Siebel eBusiness Applications, a leading Web-based application software product family designed to meet the sales, marketing and customer service information system requirements of even the largest multi-national organizations.

In December 1999, May 2000 and October 2000, the Company acquired OnTarget, Inc. ("OnTarget"), OpenSite Technologies, Inc. ("OpenSite") and OnLink Technologies, Inc. ("OnLink"), respectively, in business combinations accounted for as pooling-of-interests. Accordingly, all financial information has been restated to reflect the combined operations of Siebel and these three companies. See Note 10.

The supplemental combined financial statements give retroactive effect to the merger of a wholly owned subsidiary of Siebel Systems, Inc. into OnLink Technologies, Inc. on October 2, 2000, which has been accounted for as a pooling-of-interests as described in Note 10 to the supplemental combined financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financials statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Siebel Systems, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

Interim Financial Data

The accompanying unaudited supplemental combined financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 have been prepared on substantially the same basis as the audited supplemental combined financial statements, and in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for their fair presentation. All amounts included herein related to the financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 are unaudited. The interim results presented are not necessarily indicative of results for any subsequent quarter or for the year ending December 31, 2000.

Principles of Consolidation

The accompanying supplemental combined financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Revenue Recognition

Prior to January 1, 1998, the Company recognized revenue in accordance with Statement of Position ("SOP") No. 91-1, "Software Revenue Recognition". Software license revenue was recognized when all of the following criteria had been met: there was an executed license agreement; software had been shipped to the customer; no significant vendor obligations remained; the license fee was fixed and payable within twelve months and collection was deemed probable.

On January 1, 1998, the Company adopted the provisions of Statement of Position No. 97-2, "Software Revenue Recognition". Revenue is recognized under SOP 97-2 when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed and determinable, collectibility is probable and the arrangement does not require significant customization of the software. Under SOP 97-2, revenue on multiple element arrangements is allocated to the various elements based on fair values specific to the Company.

Prior to the Company's acquisition of OnLink, OnLink entered into arrangements with customers in which OnLink did not have vendor-specific objective evidence of the fair values of the service elements of the arrangement. In addition, certain of OnLink's products require significant customization of the software by OnLink such that the service element was essential to the functionality of the software. In those instances where the acquired company determines that the service elements are essential to the other elements of the arrangement, the Company accounts for the entire arrangement using the percentage-of-completion accounting method.

Professional services, maintenance and other revenues relate primarily to consulting services, maintenance and training. Maintenance revenues are recognized ratably over the term of the maintenance contract, typically 12 months. Consulting and training revenues are recognized as the services are performed and are usually on a time and materials basis. Such services primarily consist of implementation services related to the installation of the Company's products and do not include significant customization to or development of the underlying software code.

The Company's customer base includes a number of its suppliers (e.g., AT&T Corporation, BankBoston Robertson Stephens, Bank of America Corporation, Cabletron Systems, Inc., The Charles Schwab Corporation, Cigna Corporation, Cisco Systems, Inc., Compaq Computer Corporation, Dell Computer Corporation, Lucent Technologies, Inc., MCI WorldCom Inc., Microsoft Corporation, NationsBanc Montgomery Securities, Inc., PeopleSoft, Inc., Siemens Corporation and Sun Microsystems, Inc.). On occasion, the Company has purchased goods or services for company operations from these vendors at or about the same time Siebel has licensed its software to these organizations. These transactions are separately negotiated and recorded at terms the Company considers to be arm's-length.

Cost of Revenues

Cost of software consists primarily of media, product packaging, documentation and other production costs, and third-party royalties. Cost of professional services, maintenance and other consists primarily of salaries, benefits and allocated overhead costs related to consulting, training and customer support personnel, including cost of services provided by third party consultants engaged by the Company.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, Cash Equivalents, Short-Term Investments and Marketable Equity Securities

The Company considers all highly liquid investments with a remaining maturity of 90 days or less to be cash equivalents. Short-term investments generally consist of highly liquid securities with original maturities in excess of 90 days. Marketable equity securities include an investment in a single publicly traded company. The Company has classified its short-term investments and marketable equity securities as "available-for-sale." Such investments are carried at fair value with unrealized gains and losses, net of related tax effects, reported within accumulated other comprehensive income (losses). Realized gains and losses on available-for-sale securities are computed using the specific identification method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements, generally seven years.

Expenditures for maintenance and repairs are charged to expense as incurred. Costs and accumulated depreciation of assets sold or retired are removed from the respective property accounts, and gain or loss is reflected in the statement of operations.

Software Development Costs

Software development costs associated with new products and enhancements to existing software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, the time period between the establishment of technological feasibility and completion of software development has been short, and no significant development costs have been incurred during that period. Accordingly, the Company has not capitalized any software development costs to date.

Intangible Assets

Included in other assets are various intangible assets, primarily goodwill related to acquisitions. These amounts are generally being amortized over three to five years using the straight-line method. Gross intangible assets were $9,851,000 and $17,633,000 and related accumulated amortization was $2,539,000 and $4,565,000 at December 31, 1998 and 1999, respectively.

Other Assets

Included in other assets is the Company's investment in Sales.com. In December 1999, the Company sold a controlling interest in Sales.com's voting equity to various outside investors. As a result, Sales.com is no longer being consolidated in the Company's financial statements, but is accounted for by the equity method. At December 31, 1999, the carrying value of the Company's investment in Sales.com was approximately $5,000,000.

The Company had non-cash reductions in accounts receivable, prepaids and other, property equipment, other assets, accounts payable, accrued expenses and deferred revenue of $116,000, $602,000, $35,000, $505,000, $4,398,000, $5,275,000 and $149,000, respectively, attributable to the deconsolidation of Sales.com.

Advertising

Advertising costs are expensed as incurred. Advertising expense is included in sales and marketing expense and amounted to $7,261,000, $13,297,000 and $29,788,000 during the years ended December 31, 1997, 1998 and 1999, respectively, and $12,603,000 and $35,030,000 during the six months ended June 30, 1999 and 2000 (unaudited), respectively.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are recognized for deductible temporary differences, net operating loss carryforwards and credit carryforwards if it is more likely than not that the tax benefits will be realized. To the extent a deferred tax asset cannot be recognized under the preceding criteria, allowances must be established. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Prior to the acquisition of OnTarget by the Company in 1999, OnTarget had elected subchapter S status for Federal income tax purposes. Prior to January 1, 1998 and July 1, 1998, OpenSite and OnLink, respectively, had also elected subchapter S status for Federal income tax purposes. Accordingly, no income tax was presented in the historical financial statements of OnTarget, OpenSite or OnLink for these periods as the income was taxable personally to the stockholders. Pro forma income taxes reflect income tax expense that would have been reported if OnTarget, OpenSite, and OnLink had been C corporations for each of the applicable periods in which they were subchapter S corporations.

Pro Forma Net Income (Loss) Available Per Common Share

Basic pro forma net income (loss) available per common share is computed using the weighted average number of shares of common stock outstanding. Diluted pro forma income (loss) available per common share is computed using the weighted average number of shares of common stock and, when dilutive, potential common shares from options to purchase common stock and warrants outstanding using the treasury stock method. Dilutive pro forma net income (loss) available per common share also gives effect, when dilutive, to the conversion of the convertible notes, subordinated debentures, and mandatorily redeemable convertible preferred stock, using the if-converted method.

For both basic and diluted net income (loss) available per common share, the Company has reduced net income (loss) by the accretion of preferred stock and the dividends on the preferred stock to arrive at the net income available to common stockholders.

Employee Stock Option and Purchase Plans

The Company accounts for its stock-based compensation plans using the intrinsic value method. As such, compensation expense is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price. The Company records and measures deferred compensation cost for options granted to non-employees at their fair value.

Foreign Currency Translation

The Company considers the functional currency of its foreign subsidiaries to be the local currency, and accordingly, they are translated into U.S. dollars using exchange rates in effect at period end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign subsidiary financial statements are reported within accumulated other comprehensive income (loss).

The Company generally utilizes foreign currency forward contracts to hedge its exchange risk on foreign currency receivable and intercompany balances. While these forward contracts are subject to fluctuations in value, which are recorded in current results of operations, such fluctuations are generally offset by the changes in value of the underlying exposures being hedged. The Company does not hold or issue financial instruments for speculative or trading purposes.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of trade accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable, as the majority of the Company's customers are large, well established companies. The Company maintains reserves for potential credit losses, but historically has not experienced any significant losses related to any particular industry or geographic area since the Company's business is not concentrated on any one particular customer or customer base. No single customer accounts for more than 10% of revenues, and the Company's largest customer base, high technology, which accounted for approximately 24% of revenues during the year ended December 31, 1999, is sufficiently broad such that the Company does not consider itself significantly exposed to concentrations of credit risk.

Fair Value of Financial Instruments

The carrying amount of the Company's cash and cash equivalents, short-term investments, accounts receivable, and accounts payable approximate their respective fair values. Changes in the fair value of the Company's derivative financial instruments (foreign currency forward contracts) are generally offset by changes in the value of the underlying exposures being hedged. The unrealized loss of the Company's derivative financial instruments at December 31, 1999 was approximately $29,000.

The fair value of the Company's convertible subordinated debentures was $580,140,000 and $1,081,140,000 at December 31, 1999 and June 30, 2000 (unaudited), respectively, based on the quoted market price of the debentures.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows attributable to that asset. The amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. In connection with the acquisition of OpenSite, the Company reviewed the carrying value of OpenSite's fixed assets and certain long-term assets and as a result recorded a charge to earnings of $622,000 for assets that the Company plans on abandoning or disposing of at less than their carrying value. This provision has been reflected in merger-related expenses in the six months ended June 30, 2000. The Company does not have any additional long-lived assets it considers to be impaired.

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated and accounted for as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. This statement will be effective for all annual periods beginning after June 15, 2000, as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of SFAS No. 133" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, amendment of SFAS No. 133." Management does not believe the adoption of this pronouncement will have a material effect on the Company's consolidated financial position or results of operations.

In December 1998, the Accounting Standards Executive Committee (AcSEC) of the AICPA issued SOP 98-9, "Software Revenue Recognition with Respect to Certain Arrangements", which requires recognition of revenue using the "residual method" in a multiple element arrangement when fair value does not exist for one or more of the undelivered elements in the arrangement. Under the "residual method", the total fair value of the undelivered elements is deferred and subsequently recognized in accordance with SOP 97-2. Management does not believe the adoption of SOP 98-9 will have a material effect on the Company's consolidated financial position or results of operations. SOP 98-9 will be effective for all annual and interim periods beginning on or after January 1, 2000.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements."  SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB No. 101B to defer the effective date of implementation of SAB 101 until the fourth quarter of fiscal 2000. The SEC has recently indicated it intends to issue further guidance with respect to adoption of specific issues addressed by SAB No. 101. Until such time as this additional guidance is issued, the Company is unable to assess the impact, if any, it may have on its financial position or results of operations.

(2) Financial Statement Details

Cash and Cash Equivalents, Short-Term Investments and Marketable Equity Securities

Cash equivalents consist of securities with remaining maturities of 90 days or less at the date of purchase. Short-term investments as of December 31, 1999 consisted of $59,794,000 of securities which mature in less than one year, $139,084,000 of securities which mature in one to five years and no securities which mature in over five years. Cash and cash equivalents, short-term investments and marketable securities consisted of the following as of December 31, 1999 (in thousands):

                                                      Unrealized
                                                  --------------------
                                         Cost       Loss       Gain      Market
                                       ---------  ---------  ---------  ---------
   Cash and cash equivalents:
     Cash............................ $  35,652  $     --   $     --   $  35,652
     Certificates of deposit.........     1,727        --         --       1,727
     Money market funds..............   414,484        --         --     414,484
     US treasury & agency securities.     6,628        --         --       6,628
     Corporate notes.................    21,292         (1)         5     21,296
                                       ---------  ---------  ---------  ---------
                                      $ 479,783  $      (1) $       5  $ 479,787
                                       =========  =========  =========  =========
   Short-term investments:
     US treasury securities.......... $  35,749  $    (551) $       1  $  35,199
     Corporate notes...................  32,182       (261)       --      31,921
     Municipal securities............   133,071     (1,315)         2    131,758
                                       ---------  ---------  ---------  ---------
                                      $ 201,002  $  (2,127) $       3  $ 198,878
                                       =========  =========  =========  =========

   Marketable equity securities.......$   4,550  $     --   $ 137,389  $ 141,939
                                       ---------  ---------  ---------  ---------
                                      $   4,550  $     --   $ 137,389  $ 141,939
                                       =========  =========  =========  =========

Short-term investments as of December 31, 1998 consisted of $46,187,000 of municipal securities, which mature in less than one year, and $94,980,000 of municipal securities, which mature in one to five years, and $10,721,000 of securities, which mature in over five years. As of December 31, 1998, cost approximated market for short-term investments; realized and unrealized gains and losses were not significant.

Accounts Receivable, Net

Accounts receivable, net, consisted of the following (in thousands):

                                              December 31,
                                          --------------------
                                            1998       1999
                                          ---------  ---------
   Trade accounts receivable.........    $ 137,287  $ 309,020
   Less: allowances for doubtful
     accounts and returns............       10,439     13,090
                                          ---------  ---------
                                         $ 126,848  $ 295,930
                                          =========  =========

Property and Equipment, Net

Property and equipment, net, consisted of the following (in thousands):

                                              December 31,
                                          --------------------
                                            1998       1999
                                          ---------  ---------
   Computer equipment................    $  39,497  $  34,793
   Furniture and fixtures............       10,760     19,215
   Computer software.................        8,929     12,807
   Corporate aircraft................           --      6,963
   Leasehold improvements............        9,132     20,001
                                          ---------  ---------
                                            68,318     93,779
   Less: accumulated depreciation....       21,021     34,398
                                          ---------  ---------
                                         $  47,297  $  59,381
                                          =========  =========

Accrued Expenses

Accrued expenses consisted of the following (in thousands):

                                              December 31,
                                          --------------------
                                            1998       1999
                                          ---------  ---------
   Bonuses...........................    $  23,132  $  24,699
   Commissions.......................       18,008     21,026
   Sales tax.........................        9,349      6,015
   Vacation..........................        4,037      8,550
   Acquisition-related...............        7,450      2,486
   Other.............................       26,788     66,517
                                          ---------  ---------
                                         $  88,764  $ 129,293
                                          =========  =========

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) consisted of the following (in thousands):

                                                         December 31,
                                                     --------------------
                                                       1998       1999
                                                     ---------  ---------
   Foreign currency translation adjustments,
     net of taxes of $511 and $150,
     respectively................................   $    (870) $    (256)
   Unrealized gains on securities, net of
     taxes of $118 and $51,397, respectively.....         201     83,867
                                                     ---------  ---------
                                                    $    (669) $  83,611
                                                     =========  =========

Other Income, Net

Other income, net, consisted of the following (in thousands):

                                                     December 31,
                                          -------------------------------
                                            1997       1998       1999
                                          ---------  ---------  ---------
  Realized gains on disposition of
   marketable equity securities......    $      --  $      --  $  12,343
  Charitable contributions...........           --         --     (6,000)
  Interest income....................        6,068      7,762     17,848
  Interest expense...................          (29)       (73)    (6,064)
  Other, net.........................         (641)    (1,279)    (3,257)
                                          ---------  ---------  ---------
                                         $   5,398  $   6,410  $  14,870
                                          =========  =========  =========

(3) Convertible Subordinated Debentures

The Company completed a private placement of $300,000,000 of convertible subordinated debentures in September 1999. In connection with the issuance of these convertible subordinated debentures the Company incurred $8,684,000 of issuance costs, which primarily consisted of investment banker fees, legal, and other professional fees. The seven-year term notes bear interest at a rate of 5.50% and are convertible into approximately 12,864,000 shares of the Company's common stock at any time prior to maturity, at a conversion price of approximately $23.32 per share, subject to adjustment under certain conditions. The notes may be redeemed, in whole or in part, by the Company at any time on or after September 15, 2002. The redemption price will range from $309,420,000 to $302,370,000 if the notes are redeemed between September 15, 2002 through September 14, 2006. Any redemption made on or after September 15, 2006 will be redeemed at $300,000,000. Accrued interest to the redemption date will be paid by the Company in each redemption.

(4) Commitments and Contingencies

Letters of Credit

In August 1996, the Company entered into a $1,325,000 secured letter of credit with a bank. This letter of credit, which expires July 2006, collateralizes the Company's obligations to a third party for lease payments. In March 1999, the Company entered into an $8,400,000 secured letter of credit with a bank. This letter of credit, which expires November 2000, collateralizes the Company's obligations to a third party for tenant improvement costs. In October 1999, the Company entered into two $8,400,000 secured letters of credit with a bank. These letters of credit, which expire October 2000 and January 2001, collateralize the Company's obligations to a third party for tenant improvement costs. The Company also entered into a $3,000,000 secured letter of credit with a bank. This letter of credit, which expires August 2000, collateralizes the Company's obligation to a third party for lease payments.

The letters of credit are secured by cash, cash equivalents and short-term investments.

Lease Obligations

As of December 31, 1999, the Company leases facilities under noncancelable operating leases expiring between 2000 and 2009. Future minimum lease payments are as follows (in thousands):

   Year Ending December 31,
   ------------------------
  2000......................................        $  35,098
  2001......................................           44,549
  2002......................................           41,854
  2003......................................           42,076
  2004 and thereafter.......................          282,647
                                                     ---------
                                                    $ 446,224
                                                     =========

Rent expense for the years ended December 31, 1997, 1998 and 1999 was $6,485,000, $12,067,000 and $16,595,000, respectively. Rent expense for the six months ended June 30, 1999 and 2000 (unaudited) was $6,362,000 and $18,361,000, respectively.

Employee Benefit Plan

The Company has a 401(k) plan that allows eligible employees to contribute up to 20% of their compensation, limited to $10,000 in 1999. Employee contributions and earnings thereon vest immediately. Although the Company may make discretionary contributions to the 401(k) plan, none have been made to date. Prior to their acquisition by the Company, subsidiaries made discretionary contributions of $154,000, $244,000 and $91,000 to its 401(k) and profit-sharing plans in 1997, 1998 and 1999, respectively.

Professional Service Arrangements

In March 1999, OpenSite entered into an agreement with Protégé Software Limited ("Protégé"), whereby Protégé managed OpenSite's European subsidiary, OpenSite Europe Ltd. The initial term of the agreement was for a period of eighteen months beginning April 1, 1999; however, the agreement was terminated by the Company effective June 30, 2000. Under the original terms of the agreement, Protégé earned a cash bonus (the "Cash Bonus") based on a percentage of sales within Protégé's territory, as defined in the agreement. At the option of Protégé, the Cash Bonus for the period ending March 30, 2000 could be converted into shares of common stock at a price of approximately $8 per share. During the three months ended March 31, 2000 OpenSite recorded a one-time non-cash expense of approximately $1,800,000 related to OpenSite's commitment to issue shares of common stock to Protégé. In May 2000, Protégé elected to convert its Cash Bonus for the twelve-month period ended March 30, 2000 into shares of common stock, and subsequently were issued an aggregate of 34,690 shares of equivalent Siebel common stock as full satisfaction of such election. Neither OpenSite nor the Company is obligated to issue Protégé any shares of its common stock for periods subsequent to March 31, 2000.

Legal Actions

In October 1999, SAP America, Inc. filed a complaint against the Company in the Court of Common Pleas of Delaware County, Pennsylvania. The complaint alleges tortious interference with contractual relations, predatory hiring, misappropriation of trade secrets, and unfair competition in connection with the Company's employment of 27 individuals formerly employed by SAP America or its affiliated companies. In October 1999, the Company filed a complaint against SAP America, Inc. and SAP Labs, Inc. in the Superior Court of California for the County of Santa Clara, alleging unfair competition, violations of Business and Professions Code section 17200, and seeking declaratory relief. In March 2000, the Company and SAP agreed to settle the litigation and dismissed both actions with prejudice.

The Company is engaged in other legal actions arising in the ordinary course of business. The Company believes it has adequate legal defenses and believes that the ultimate outcome of these actions will not have a material effect on the Company's supplemental combined financial position or results of operations, although there can be no assurance as to the outcome of such litigation.

(5) Stockholders' Equity

Stock Split

On August 24, 1999, the Company's Board of Directors approved a two-for-one stock split (to be effected in the form of a stock dividend) which was paid on November 12, 1999. The accompanying supplemental combined financial statements have been restated to give effect to the stock split.

Pro Forma Net Income (Loss) per Share

The following is a reconciliation of the number of shares used in the pro forma basic and proforma diluted net income (loss) per share computations for the periods presented (in thousands):

                                                                              Six Months Ended
                                              Year Ended December 31,            June 30,
                                          -------------------------------  --------------------
                                            1997       1998       1999       1999       2000
                                          ---------  ---------  ---------  ---------  ---------
                                                                                (unaudited)
 Shares used in basic pro forma net
   income (loss) per share computation..   342,968    358,713    380,619    374,394    403,959
 Effect of dilutive potential common
   shares resulting from stock
   options and common stock subject to
   repurchase...........................    42,868     49,567     75,662     65,242         --
 Effect of dilutive convertible
   preferred stock......................        --        873      2,505      2,189         --
 Shares used in diluted pro forma net
   income (loss)........................        --         --        934         --         --
                                          ---------  ---------  ---------  ---------  ---------
 Shares used in diluted pro forma net
   income (loss) per share computation..   385,836    409,153    459,720    441,825    403,959
                                          =========  =========  =========  =========  =========

The Company excludes potentially dilutive securities from its diluted net income (loss) per share computation when either the exercise price of the securities exceeds the average fair value of the Company's common stock or the Company reported net losses, because their effect would be anti-dilutive. The following common stock equivalents were excluded from the earnings per share computation as their inclusion would have been anti-dilutive (in thousands):

                                                                           Six Months Ended
                                              Year Ended December 31,            June 30,
                                          -------------------------------  --------------------
                                            1997       1998       1999       1999       2000
                                          ---------  ---------  ---------  ---------  ---------
Options excluded due to the exercise
  price exceeding the average fair
  value of the Company's common
  stock during the period...............        --     13,273      4,294      8,846      8,684
Weighted average options, calculated
  using the treasury stock method,
  that were  excluded due to the
  Company reporting a net loss
  available to common stockholders
  during the period.....................        --         --         --         --     81,220
Convertible subordinated debentures.....        --         --     12,864         --     12,864
Convertible preferred stock excluded
  due to  the Company reporting a
  net loss available to common
  stockholders during the period........        --         --         --         --      3,301
Manadatorily redeemable convertible                        --
  preferred stock.......................        --      2,413      5,323      3,886      4,036
                                          ---------  ---------  ---------  ---------  ---------
Total common stock equivalents
  excluded from per share calculation...        --     15,686     22,481     12,732    110,105
                                          =========  =========  =========  =========  =========

The shares excluded from the earnings per share computation due to the exercise prices exceeding the average fair value of the Company's common stock during the years ended December 31, 1998 and 1999 and the six months ended June 30, 1999 and 2000 (unaudited) had a weighted average exercise price of $7.16, $29.86, $11.82, and $71.02 per share, respectively. Prior to January 1998 and September 1999, respectively, the mandatorily redeemable convertible preferred stock and convertible subordinated debentures were not outstanding and, accordingly, were not included in the earnings per share computation for periods prior to issuance.

Employee Stock Option and Purchase Plans

The 1996 Equity Incentive Plan, which amended and restated the Company's 1994 Stock Option Plan and 1996 Supplemental Stock Option Plan and the 1998 Non-Officer Equity Incentive Plan (collectively, the "Plan"), provides for the issuance of up to an aggregate of 220,000,000 shares of common stock to employees, directors and consultants. The Plan provides for the issuance of incentive and nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights.

Under the Plan, the exercise price for incentive stock options is at least 100% of the fair market value on the date of the grant. Options generally expire in 10 years; however, incentive stock options may expire in 5 years if the optionee owns stock representing more than 10% of the voting power of all classes of stock. Vesting periods are determined by the Board of Directors and generally provide for shares to vest ratably over 5 years.

The Plan also allows for the exercise of certain unvested options. Shares of common stock issued to employees upon exercise of unvested options are subject to repurchase by the Company at the original exercise price. The Company's ability to repurchase these shares expires at a rate equivalent to the current vesting schedule of each option. As of December 31, 1999, 15,105,200 shares of common stock had been issued to employees upon the exercise of unvested options, which are subject to repurchase, at a weighted average repurchase price of $0.09 per share. No compensation expense has resulted from repurchases of restricted shares since the amount of cash paid by the Company did not differ from the proceeds received from the employee from the sale of the restricted shares. The Company has not issued any other restricted stock purchase awards, stock bonuses or stock appreciation rights.

The Company has assumed certain options granted to former employees of acquired companies (the "Acquired Options"). The Acquired Options were assumed by the Company outside of the Plan, but all are administered as if issued under the Plan. All of the Acquired Options have been adjusted to give effect to the conversion under the terms of the Agreements and Plans of Reorganization between the Company and the companies acquired. The Acquired Options generally become exercisable over a four year period and generally expire either five or ten years from the date of grant. No additional options will be granted under any of the acquired companies' plans.

Combined plan activity is summarized as follows:

                                                                    Weighted
                                                                    average
                                            Shares                  exercise
                                          Available    Number of     price
                                          for grant      shares    per share
                                         ------------ ------------ ----------
   Balances, December 31, 1996..........   4,992,068   84,705,188      $0.91
     Additional shares authorized.......  64,000,000         --
     Options granted.................... (53,321,096)  53,321,096      $4.14
     Options exercised..................         --    (8,269,212)     $0.57
     Options canceled...................  21,526,428  (21,526,428)     $4.18
                                         ------------ ------------
   Balances, December 31, 1997..........  37,197,400  108,230,644      $1.87
     Additional shares authorized.......  40,000,000         --
     Options granted.................... (75,483,957)  75,483,957      $5.59
     Options exercised..................         --   (13,534,484)     $1.47
     Options canceled...................  15,690,736  (15,690,736)     $3.96
                                         ------------ ------------
   Balances, December 31, 1998..........  17,404,179  154,489,381      $3.51
     Additional shares authorized.......  45,000,000         --
     Options granted.................... (54,184,746)  54,184,746     $19.28
     Options exercised..................         --   (21,469,930)     $2.80
     Options canceled...................  11,027,000  (11,027,000)     $6.67
                                         ------------ ------------
   Balances, December 31, 1999..........  19,246,433  176,177,197      $8.27
                                         ============ ============

The following table summarizes information about fixed stock options outstanding as of December 31, 1999:

                          Options outstanding           Options exercisable
                   ----------------------------------- -----------------------
                                 Weighted
                                  average
                                 remaining   Weighted                Weighted
                                contractual  average                 average
     Range of         Number       life      exercise     Number     exercise
 exercise prices    of shares   (in years)    price     of shares     price
------------------ ------------ ----------- ---------- ------------ ----------
  $0.01                388,200         5.0      $0.01      388,200      $0.01
  $0.02                201,456         5.3      $0.02      201,456      $0.02
  $0.03                500,100         5.8      $0.03      500,100      $0.03
  $0.11              2,896,700         6.1      $0.11    2,896,700      $0.11
  $0.17 -    0.19    8,347,604         6.2      $0.18    4,000,910      $0.18
  $0.21 -    0.57   17,114,252         6.3      $0.36    8,705,268      $0.35
  $0.72 -    1.33    5,394,384         6.3      $0.76    2,376,780      $0.76
  $1.35 -    2.11    3,917,605         6.1      $2.00    1,650,801      $1.93
  $2.25 -    4.06   22,009,062         6.9      $3.04    7,988,538      $3.04
  $4.14 -    6.20   53,279,956         8.4      $5.17   13,559,244      $5.17
  $6.22 -    9.26   19,248,566         8.7      $7.46    2,440,692      $6.90
  $9.44 -   13.41   16,571,554         9.2     $10.72      536,384      $9.83
 $14.61 -   21.15   10,427,918         9.6     $15.96        2,848     $14.78
 $25.02 -   31.41    3,678,140         9.9     $31.35          524     $31.41
 $40.53             12,201,700        10.0     $40.53            0     $40.53
------------------ ------------ ----------- ---------- ------------ ----------
  $0.01 -   40.53  176,177,197        8.00      $8.30   45,248,445      $2.79
                   ============                        ============

In May 1996, the Company adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan") and reserved 5,600,000 shares for issuance thereunder. The Purchase Plan became effective upon the completion of the Company's initial public offering. In January 1997, the Board of Directors of the Company adopted an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to 13,600,000 shares. The Purchase Plan permits eligible employees to purchase common stock, through payroll deductions of up to 15% of the employee's compensation, at a price equal to 85% of the fair market value of the common stock at either the beginning or the end of each offering period, whichever is lower. As of December 31, 1999, 7,802,000 shares had been purchased under the Purchase Plan.

Stock Based Compensation

The Company has elected to continue to use the intrinsic value-based method to account for all of its employee stock-based compensation plans. The Company records deferred compensation costs related to employee stock options when the exercise price of each option equals or is less than the fair value of the underlying common stock as of the grant date for each stock option. During 1998, the Company recorded compensation expense of $631,000 for the estimated fair value of common stock transferred from the majority shareholders of OnTarget to two key employees.

During the period from October 1995 through April 1996, the Company granted options to purchase an aggregate of 65,220,000 shares of common stock at exercise prices ranging from $0.03 to $0.41 per share. Based in part on an independent appraisal obtained by the Company's Board of Directors, and other factors, the Company recorded $748,000 of deferred compensation expense in 1995 and an additional $893,000 of deferred compensation expense in 1996 relating to these options. During the year ended December 31, 1999, OpenSite and OnLink granted an aggregate of 812,300 options with a weighted average exercise price of $1.11 per share to employees in which the exercise prices were below the fair market value of their common stock. Accordingly, the Company recorded deferred compensation during the year ended December 31, 1999 related to these options of $2,574,000. During the six months ended June 30, 2000 (unaudited), OnLink granted 710,500 options with a weighted average exercise price of $6.54 per share to employees in which the exercise prices were below the fair market value of their common stock. Accordingly, the Company recorded $8,846,000 of deferred stock compensation in the six months ended June 30, 2000 (unaudited) related to these options. The above grants are being amortized on a straight-line basis over the vesting period of the individual options, which range from three to five years.

During 1999, the Company granted options to a non-employee. As of December 31, 1999, there were 40,000 options outstanding pursuant to these grants, which are included in the combined plan activity summary below. The Company records and measures deferred compensation cost for options granted to non-employees at their fair value pursuant to the requirements of SFAS No. 123 and EITF 96-18. During the year ended December 31, 1999 and the six months ended June 30, 2000 (unaudited) the Company recorded deferred compensation related to these options of $1,498,000 and $530,000, respectively. These amounts are being amortized over the vesting period of five years.

Pursuant to SFAS No. 123, the Company is required to disclose the pro forma effects on net income (loss) and net income (loss) per share data as if the Company had elected to use the fair value approach to account for all its employee stock-based compensation plans. Had compensation cost for the Company's plans been determined consistent with the fair value approach enumerated in SFAS No. 123, the Company's net income (loss) and net income (loss) per share for the years ended December 31, 1997, 1998 and 1999 would have been as indicated below (in thousands, except per share data):

                                               1997       1998       1999
                                             ---------  ---------  ---------
 Pro forma net income (loss) available to
  common stockholders:
   As reported............................  $     152  $  40,365  $  54,582
   Pro forma giving effect to SFAS No 123.  $ (12,600) $  20,107  $  27,839

 Diluted pro forma net income (loss)
  per share:
   As reported............................  $    0.00  $    0.10  $    0.12
   Pro forma giving effect to SFAS No 123.  $   (0.04) $    0.05  $    0.06

 Basic pro forma net income (loss)
  per share:
   As reported............................  $    0.00  $    0.11  $    0.14
   Pro forma giving effect to SFAS No 123.  $   (0.04) $    0.06  $    0.07

The fair value of options was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for option grants:

                                               1997       1998       1999
                                             ---------  ---------  ---------
 Risk-free interest rate...................      6.10%      4.85%      5.44%
 Expected life (in years)..................       3.5        3.4        3.4
 Expected volatility.......................     83.90%     70.50%     69.00%

The fair value of employees' stock purchase rights under the Purchase Plan was estimated using the Black-Scholes model with the following weighted-average assumptions used for purchases:

                                               1997       1998       1999
                                             ---------  ---------  ---------
 Risk-free interest rate...................      5.30%      5.30%      4.66%
 Expected life (in years)..................       0.5        0.6        0.5
 Expected volatility.......................     83.90%     70.50%     69.00%

Under SFAS No. 123, the weighted-average estimated fair value of employee stock options granted at exercise prices equal to market price at grant date during 1997, 1998 and 1999 was $2.15, $2.97 and $10.43 per share, respectively. Under SFAS No. 123, the weighted average estimated fair value of employee stock options granted during 1999 at exercise prices below market price at grant date was $0.38 per share.

The Company determined the assumptions to be used in computing the fair value of stock options or stock purchase rights as follows. The risk-free rate is the U.S. treasury bill rate for the relevant expected life. The expected useful lives were estimated giving consideration to vesting and purchase periods, contractual lives, expected employee turnover and underlying stock volatility.

Warrants For Common Stock

In December 1999 and May 2000 (unaudited), OnLink issued approximately 34,700 and 109,100 warrants for shares of common stock, respectively, at an exercise price of $21.50 per share in connection with license agreements entered into with a customer. OnLink has recorded the value of these warrants for shares of common stock of $4,200 and $1,176,000 in the year ended December 31, 1999 and six months ended June 30, 2000 (unaudited), respectively, based on the Black-Scholes valuation model, using a risk-free interest rate of 4.85%, an expected life of 3 years, and a volatility factor of 71.0%. The value of these warrants is being amortized as a reduction to revenues earned on the contract during the period of contract services. The unamortized balance is recorded in deferred revenue as of June 30, 2000.

In August 1998, OpenSite entered into a consulting agreement with a former OpenSite director. Pursuant to this agreement, OpenSite issued warrants to purchase 66,430 shares of Siebel equivalent common stock at an exercise price of $0.80 per share (weighted-average fair value on date of grant of $0.19 per warrant). A warrant representing a total of 14,824 shares of common stock was repurchased from the holder in connection with the Series C preferred stock financing in March 1999 (see Note 6). As of December 31, 1999, the remaining 51,606 warrants were unexercised. OpenSite also issued warrants to the same director to purchase 58,128 shares of Siebel equivalent common stock at an exercise price of $0.15 (weighted-average fair value on date of grant of $0.04 per warrant), which were exercised in April 1999. During the period the warrants were outstanding, in the event that the holders of Series A preferred stock requested the redemption of their shares pursuant to the terms described in Note 6, this director could have elected to put any outstanding warrants back to OpenSite at the per share redemption value of the Series A preferred stock, less the exercise price of the warrants.

During the years ended December 31, 1998 and 1999, OpenSite recognized consulting expense of $54,221 and $268,516, respectively, to reflect the increase in value of the put feature of these warrants. In conjunction with the issuance of the Series C preferred stock and the director's resignation from the board of directors in March 1999, the warrants were amended such that the redemption provision expired on March 31, 1999. Accordingly, the carrying amount of the remaining outstanding warrants was transferred to additional paid-in capital as of that date.

(6) Convertible Preferred Stock and Mandatorily Redeemable Convertible Preferred Stock

During 1998, OnLink sold 1,783,879 shares of Series A convertible preferred stock in a private placement transaction for net proceeds of $6,051,000. During 1999, OnLink sold 29,243 shares of Series A and 1,002,497 shares of Series B convertible preferred stock in a private placement transaction for net proceeds of $100,000 and $10,562,000, respectively. During the six months ended June 30, 2000, OnLink sold 696,705 shares of Series C convertible preferred stock in a private placement transaction for net proceeds of $19,975,000. In connection with the Company's acquisition of OnLink, the holders of the preferred stock converted their shares pursuant to their existing terms on a one-for-one basis into shares of OnLink's common stock on October 2, 2000. Prior to the conversion of the preferred stock, the holders of the Series A, Series B, and Series C convertible preferred stock had certain preferences over the holders of OnLink's common stock, including liquidation preferences and dividend rights.

During 1998, OpenSite sold 1,097,956 shares of Series A mandatorily redeemable convertible preferred stock and 1,314,784 shares of Series B mandatorily redeemable convertible preferred stock in private placement transactions for net proceeds of $555,171 and $3,938,060, respectively. During 1999, OpenSite sold 3,155,470 shares of Series C mandatorily redeemable convertible preferred stock in a private placement transaction for net proceeds of $23,875,000. In conjunction with the sale of the Series C mandatorily redeemable convertible preferred stock, OpenSite repurchased 490,022 shares of common stock, 245,010 shares of Series A mandatorily redeemable convertible preferred stock, and 14,824 warrants for an aggregate purchase price of $4,265,635.

As of December 31, 1999, the Series A, B, and C mandatorily redeemable convertible preferred stock (collectively, the "Preferred Stock") had an aggregate liquidation preference of $600,000, $4,000,000, and $48,000,000, respectively. As of December 31, 1999, there were 852,946 Series A shares, 1,314,784 Series B shares, and 3,155,470 Series C shares outstanding.

In connection with the Company's acquisition of OpenSite, the holders of the Preferred Stock converted their shares pursuant to their existing terms on a one-for-one basis into shares of OpenSite's common stock on May 17, 2000. Prior to the conversion of the Preferred Stock, the holders of the Preferred Stock had certain preferences over the holders of OpenSite's common stock, including liquidation preferences, dividend rights and redemption rights.

In accordance with the redemption rights of the Preferred Stock, the holders of the Preferred Stock could have required OpenSite to repurchase the Preferred Stock at the then current fair value of OpenSite's common stock, subject to certain restrictions as defined in the purchase agreements regarding the Preferred Stock. Accordingly, the Company recorded a non-cash charge to stockholders' equity of $325,000 and $53,164,000 during the years ended December 31, 1998 and 1999, respectively, to reflect the Preferred Stock at its then current redemption value. These charges to equity have been deducted from the Company's net income in calculating both basic and diluted earnings per share. As a result of the conversion of the Preferred Stock, the Company stopped recording the accretion on the Preferred Stock on May 17, 2000.

(7) Income Taxes

Income before taxes includes income from foreign operations of approximately $680,000, $3,600,000 and $5,474,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

Historical Information

The components of income tax expense (benefit) for the years ended December 31, 1997, 1998 and 1999 are as follows (in thousands):

                                               1997       1998       1999
                                             ---------  ---------  ---------
 Current:
   Federal................................. $   7,694  $  18,488  $  (8,796)
   State...................................     2,684      4,559         --
   Foreign.................................       400      1,289      1,586
                                             ---------  ---------  ---------
     Total current.........................    10,778     24,336     (7,210)
 Deferred:
   Federal.................................    (1,345)    (7,594)   (12,787)
   State...................................      (219)    (1,594)    (5,430)
                                             ---------  ---------  ---------
     Total deferred........................    (1,564)    (9,188)   (18,217)

 Charge in lieu of taxes attributable
   to employer's stock option plans........     4,046     13,517     91,679
                                             ---------  ---------  ---------
     Total income taxes.................... $  13,260  $  28,665  $  66,252
                                             =========  =========  =========

The differences between the income tax expense computed at the federal statutory rate of 35% and the Company's actual income tax expense for the years ended December 31, 1997, 1998 and 1999 are as follows:

                                               1997       1998       1999
                                             ---------  ---------  ---------
  Expected income tax expense..............      35.0%      35.0%      35.0%
  State income taxes, net of federal
    tax benefit............................      13.4%       4.4%       4.7%
  In-process research and development......      57.2%        --         --
  Non-deductible merger costs..............        --        4.8%        --
  Research and experimentation credit......     ( 3.9%)    ( 1.4%)    ( 0.7%)
  Tax exempt interest......................     ( 7.0%)    ( 2.6%)    ( 1.0%)
  Foreign sales corporation benefit........        --      ( 0.9%)       --
  S corporation benefit....................     ( 4.6%)    ( 0.6%)    ( 0.2%)
  Other, net...............................       4.2%       2.4%       0.2%
                                             ---------  ---------  ---------
    Total income taxes.....................      94.3%      41.1%      38.0%
                                             =========  =========  =========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 1998 and 1999 are as follows (in thousands):

                                                          1998       1999
                                                        ---------  ---------
 Deferred tax assets:
  Deferred state taxes..............................   $     549  $     --
  Accruals and reserves, not currently taken
   for tax purposes.................................       8,111      4,899
  Allowance for doubtful accounts and returns.......       4,438      4,901
  Charitable contribution carryforward..............          --      2,451
  Research and development credit carryforward......          99      3,211
  Net operating loss carryforward...................       1,276     10,239
  Gain on investment................................          --      5,183
  Other.............................................         144      2,606
                                                        ---------  ---------
   Deferred assets..................................      14,617     33,490

 Deferred tax liabilities:
  Unrealized gain on marketable securities..........          --    (51,397)
  Depreciation......................................        (783)    (1,439)
                                                        ---------  ---------
   Deferred liabilities.............................        (783)   (52,836)
                                                        ---------  ---------
   Net deferred assets (liabilities)................   $  13,834  $ (19,346)
                                                        =========  =========

As of December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $23,671,000 and $46,671,000, respectively, available to offset future taxable income. In addition, the Company had federal and state research and development credit carryforwards of $2,011,000 and $1,200,000, respectively, available to offset future tax liabilities. The Company's federal net operating loss carryforwards expire in 2018 and 2019 if not utilized. The Company's state NOL carryforwards will expire in 2003 and 2004, if not utilized. The Company's federal research and development credit carryforward expires in 2018 and 2019, if not utilized. The state research and development credit can be carried forward indefinitely.

Management believes it is more likely than not that future operations will generate sufficient taxable income to realize any deferred tax assets.

Pro Forma Income Taxes

Prior to December 1, 1999, January 1, 1998, and July 1, 1998, respectively, OnTarget, OpenSite, and OnLink elected subchapter S status for Federal income tax purposes. Accordingly, no income tax provision was presented in the historical financial statements of OnTarget, OpenSite, and OnLink for these periods as the income was taxable personally to the stockholders. Pro forma income taxes reflect income tax expense that would have been reported if OnTarget, OpenSite and OnLink had been C corporations for each of the applicable periods in which they were subchapter S corporations. The components of pro forma income tax expense are as follows (in thousands):

                                               1997       1998       1999
                                             ---------  ---------  ---------
 Current:
   Federal................................. $   8,211  $  19,192  $  (8,548)
   State...................................     2,755      4,660         --
   Foreign.................................       400      1,289      1,586
                                             ---------  ---------  ---------
     Total current.........................    11,366     25,141     (6,962)
 Deferred:
   Federal.................................    (1,290)    (7,959)   (12,716)
   State...................................      (209)    (1,658)    (5,384)
                                             ---------  ---------  ---------
     Total deferred........................    (1,499)    (9,617)   (18,100)

 Charge in lieu of taxes attributable
   to employer's stock option plans........     4,046     13,517     91,679
                                             ---------  ---------  ---------
     Total income taxes.................... $  13,913  $  29,041  $  66,617
                                             =========  =========  =========

The differences between the pro forma income tax expense computed at the federal statutory rate of 35% and the Company's actual pro forma income tax expense for the years ended December 31, 1997, 1998 and 1999 are as follows:

                                               1997       1998       1999
                                             ---------  ---------  ---------
  Expected income tax expense..............      35.0%      35.0%      35.0%
  State income taxes, net of federal
    tax benefit............................      13.4%       4.4%       4.7%
  In-process research and development......      57.2%        --         --
  Non-deductible merger costs..............        --        4.8%        --
  Research and experimentation credit......     ( 3.9%)    ( 1.4%)    ( 0.7%)
  Tax exempt interest......................     ( 7.0%)    ( 2.6%)    ( 1.0%)
  Foreign sales corporation benefit........        --      ( 0.9%)       --
  Other, net...............................       4.2%       2.3%       0.2%
                                             ---------  ---------  ---------
    Total income taxes.....................      98.9%      41.6%      38.2%
                                             =========  =========  =========

Deferred tax assets and liabilities on a pro forma basis do not differ materially from the historical information presented above.

(8) Related Party Transactions

Certain members of the Company's Board of Directors serve as officers for customers of the Company. In 1999, aggregate license revenues associated with shipments to these customers were $1,382,000 and accounts receivable from these customers was $2,460,000 as of December 31, 1999. In 1998, aggregate revenues associated with shipments to these customers were $1,763,000 and accounts receivable from these customers was $1,335,000 as of December 31, 1998.

(9) Segment and Geographic Information

The Company and its subsidiaries are principally engaged in the design, development, marketing and support of Siebel eBusiness Applications, its family of proprietary software applications. Substantially all revenues result from the licensing of the Company's software products and related consulting and customer support (maintenance) services. The Company's chief operating decision maker reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by geographic region for purposes of making operating decisions and assessing financial performance. Accordingly, the Company considers itself to be in a single industry segment, specifically the license, implementation and support of its software applications.

The Company evaluates the performance of its geographic regions based on revenues and gross margin only. The Company does not assess the performance of its geographic regions on other measures of income or expense, such as depreciation and amortization, operating income or net income. In addition, as the Company's assets are primarily located in its corporate office in the United States and not allocated to any specific region, the Company does not produce reports for, or measure the performance of, its geographic regions based on any asset-based metrics. Therefore, geographic information is presented only for revenues and gross margin.

While a majority of the Company's revenues are derived from the United States, the Company's export sales have been growing. Export sales for the years ended December 31, 1997, 1998 and 1999 were $41,800,000, $88,200,000 and $158,277,000, respectively. This represented 27%, 30% and 31% of total license revenues, respectively. The Company's export sales are principally in Europe and Asia/Pacific.

The following geographic information is presented for the years ended December 31, 1997, 1998 and 1999 (in thousands):

                             North                Asia
                   Year     America    Europe    Pacific    Other     Totals
                  -------  ---------  --------  ---------  --------  ---------
   Revenues:
                    1999  $ 606,121  $159,925  $  11,331  $ 23,607  $ 800,984
                    1998    295,193    75,364     24,424    16,226    411,207
                    1997    172,058    35,052     10,115     5,413    222,638

   Gross margin:
                    1999  $ 435,331  $148,793  $  28,077  $  5,048  $ 617,249
                    1998    242,701    62,699     20,824    13,847    340,071
                    1997    142,515    30,535      9,161     4,360    186,571

No single customer has accounted for 10% or more of total revenues in 1997, 1998 or 1999.

(10) Acquisitions

OnLink Technologies, Inc.

On October 2, 2000, the Company acquired OnLink Technologies, Inc. ("OnLink"), a provider of eCommerce software. OnLink's technology is designed to provide companies with guided, interactive online communication with their customers to find out what they need and automatically match them to product and service configurations. Primary customers of OnLink include a full range of small, medium and large businesses.

Under the terms of the agreement, each outstanding share of OnLink common stock was exchanged for 0.330791 newly issued shares of common stock of the Company. This resulted in the issuance of approximately 7,400,000 additional shares of the Company's common stock. In addition, all outstanding stock options of OnLink were converted into the right to acquire the Company's common stock at the same exchange ratio with a corresponding adjustment to the exercise price. The transaction was accounted for as a pooling-of-interests and, accordingly, the financial position, results of operations and cash flows of OnLink have been combined with those of the Company for the same dates and periods as if the entities had been combined from the earliest date presented. There were no adjustments to conform accounting methods.

OpenSite Technologies, Inc.

On May 17, 2000, the Company acquired OpenSite Technologies, Inc. ("OpenSite"). OpenSite develops and markets Internet auction and dynamic pricing technology that enables companies to create branded, interactive, real-time Internet auctions. OpenSite's products and services automate the client's process of installing, running and maintaining its dynamic commerce applications. Primary customers of OpenSite include a full range of small, medium and large businesses that are focusing on expanding their sales focus to include dynamic commerce.

Under the terms of the agreement, each outstanding share of OpenSite common stock was exchanged for 0.262956 newly issued shares of common stock of the Company. This resulted in the issuance of approximately 7,400,000 additional shares of the Company's common stock. In addition, all outstanding stock options of OpenSite were converted into the right to acquire the Company's common stock at the same exchange ratio with a corresponding adjustment to the exercise price. The transaction was accounted for as a pooling-of-interests and, accordingly, the financial position, results of operations and cash flows of OpenSite have been combined with those of the Company for the same dates and periods as if the entities had been combined from the earliest date presented. There were no adjustments to conform accounting methods. During the second quarter of 2000, the Company expensed approximately $10,002,000 of direct merger-related expenses in connection with the Company's acquisition of OpenSite. These costs primarily consisted of investment banker fees, along with attorneys, accountants and other professional fees. As of June 30, 2000, the Company had settled approximately $2,202,000 of these merger-related costs and, accordingly, has reflected the remaining $7,800,000 of these merger-related costs in accrued liabilities. The remaining liabilities consist of approximately $7,500,000 of investment banker and other professional fees and $300,000 of severance-related costs. The Company expects to settle these liabilities by December 31, 2000.

OnTarget, Inc.

On December 1, 1999, the Company acquired OnTarget, Inc. OnTarget develops and implements advanced sales and marketing training and consulting programs for sales organizations competing in complex, multilevel sales campaigns. Primary customers include corporate clients and business owners who wish to provide for the development and training of their sales and marketing personnel.

Under the terms of the agreement, each outstanding share of OnTarget common stock was exchanged for 0.615503 newly issued shares of common stock of the Company. This resulted in the issuance of approximately 7,400,000 additional shares of the Company's common stock. In addition, all outstanding stock options of OnTarget were converted into the right to acquire the Company's common stock at the same exchange ratio with a corresponding adjustment to the exercise price. The acquisition of OnTarget has been accounted for as a pooling-of-interests and, accordingly, the financial position, results of operations and cashflows of OnTarget have been combined with those of the Company for the same dates and periods as if the entities had been combined from the earliest date presented. There were no adjustments to conform accounting methods. The Company did not incur any significant merger-related costs in connection with the acquisition of OnTarget.

Scopus Technology, Inc.

On May 18, 1998, the Company completed the acquisition of Scopus of Emeryville, California, a leading provider of customer service, field service, and call center software solutions. Under the terms of the agreement, each outstanding share of Scopus common stock was exchanged for newly issued shares of common stock of the Company. This resulted in the issuance of approximately 60,400,000 additional shares of the Company's common stock. In addition, all outstanding stock options of Scopus were converted into the right to acquire the Company's common stock at the same exchange ratio, with a corresponding adjustment to the exercise price. In connection with the merger, the Company incurred direct merger-related expenses of approximately $13,500,000, including fees for investment bankers, attorneys, accountants and other professional fees of $9,100,000, integration charges related to duplicate facilities and equipment of $3,100,000 and other miscellaneous expenses of $1,300,000.

The transaction has been accounted for as a pooling-of-interests and, accordingly, the financial statements of Siebel have been restated to include the financial position and results of operations of Scopus for all periods presented. Prior to the merger with Siebel, Scopus ended its fiscal year on March 31. The restated financial statements as of December 31, 1997 and for prior periods include Siebel's results of operations for the calendar periods noted and Scopus' results of operations for the fiscal periods ending three months later. Beginning January 1, 1998, the restated financial statements combine the operating results of Siebel and Scopus for the calendar periods noted. As a result of conforming the reporting periods of Siebel and Scopus, the operating results of Scopus for the three-month period ended March 31, 1998 are included in the restated financial statements for both 1997 and 1998. Scopus revenues and net income for the three-month period ended March 31, 1998 were $27,100,000 and $1,500,000, respectively. Net income for this period of approximately $1,500,000 is reflected as a reduction of opening retained earnings in the 1998 supplemental combined financial statements.

The results of operations for the separate companies and the combined amounts presented in the supplemental combined financial statements follow (in thousands):

                                                                       Six Months Ended
                                         Year Ended December 31,          June 30,
                                   -------------------------------  --------------------
                                     1997       1998       1999       1999       2000
                                   ---------  ---------  ---------  ---------  ---------
                                                                         (unaudited)
 Total revenues:
   Siebel......................   $ 118,775  $ 364,467  $ 761,768  $ 298,466  $ 693,530
   Scopus......................      88,853     27,072         --         --         --
   OnTarget....................      14,443     18,347     29,152     18,125         --
   OpenSite....................         340      1,281      7,878      2,586      6,375
   OnLink......................         227         40      2,186        658      4,693
                                   ---------  ---------  ---------  ---------  ---------
                                  $ 222,638  $ 411,207  $ 800,984  $ 319,835  $ 704,598
                                   =========  =========  =========  =========  =========

 Net income (loss):
   Siebel......................   $  (2,427) $  41,411  $ 122,172  $  47,092  $  93,202
   Scopus......................       1,240      1,464         --         --         --
   OnTarget....................       1,830      1,390        (80)       761         --
   OpenSite....................         130     (1,407)    (7,567)    (2,644)    (6,310)
   OnLink......................          32     (1,753)    (6,414)    (2,263)    (8,419)
                                   ---------  ---------  ---------  ---------  ---------
                                  $     805  $  41,105  $ 108,111  $  42,946  $  78,473
                                   =========  =========  =========  =========  =========

In combining the financial statements of Siebel and Scopus, certain reclassifications, conforming changes and adjustments relating to revenue recognition were made to the historical financial statements of Scopus. These conforming changes and adjustments resulted in a reduction of previously reported net income of approximately $2,930,000 in fiscal 1997 and $580,000 in fiscal 1996. These adjustments will not reverse in future periods.

MOHR Development, Inc.

On June 26, 2000, the Company acquired all of the outstanding securities of MOHR Development, Inc. ("MOHR"), a privately held provider of sales training solutions and consulting services. MOHR focuses on customers in the financial services, manufacturing and technology business sectors. The Company acquired MOHR for net cash consideration of $7,734,000 and a commitment to pay an additional $3,000,000. This transaction was accounted for by the purchase method of accounting and, accordingly, the operating results of MOHR have been included in the accompanying supplemental combined financial statements of the Company from the date of acquisition. The purchase price was allocated to tangible net assets, including current assets of $799,000, current liabilities of $4,847,000 and property and equipment of $115,000. The excess of the purchase price over the fair value of the tangible net assets acquired, $11,667,000 was allocated to goodwill. This amount is being amortized over three years.

The results of operations of MOHR prior to the acquisition date are not considered material to the supplemental combined results of operations of the Company and, accordingly, pro forma financial statement information has not been presented.

Paragren Technologies, Inc.

On January 14, 2000, the Company acquired all of the outstanding securities of Paragren Technologies, Inc. ("Paragren"), a leading provider of high-performance marketing automation software based in Reston, Virginia. Paragren was previously a wholly owned subsidiary of APAC Customer Services, Inc. The Company acquired Paragren for cash consideration of $18,050,000. This transaction was accounted for by the purchase method of accounting and, accordingly, the operating results of Paragren have been included in the accompanying supplemental combined financial statements of the Company from the date of acquisition. The purchase price was allocated to tangible net assets, including current assets of $942,000, current liabilities of $1,442,000 and property and equipment of $976,000. An independent appraiser was engaged to perform a valuation on Paragren and it was determined that there was no purchased in-process research and development. As a result, the excess of the purchase price over the fair value of the tangible net assets acquired of $17,574,000 was allocated to intangible assets and will be amortized over three years. Pro forma information giving effect to this acquisition has not been presented since it would not differ materially from the historical results of the Company.

Target Marketing Systems and The Sales Consultancy, Inc.

In January and February 1999, OnTarget acquired Target Marketing Systems Worldwide Limited, Target Marketing Systems S.A., and The Sales Consultancy Inc. in exchange for convertible notes and OnTarget stock. OnTarget recorded goodwill of $9,745,000 in connection with these acquisitions. The goodwill is being amortized over a five-year period using the straight-line method. Pro forma information giving effect to these mergers has not been presented since it would not differ materially from the historical results of the Company.

20*20 Group, Ltd.

On December 17, 1998, the Company acquired all of the outstanding securities of the privately held 20*20 Group, Ltd. ("20*20"), a provider of end-user training for the enterprise relationship management software market. The transaction was valued at approximately $6,000,000 and was accounted for by the purchase method of accounting. Accordingly, the operating results of 20*20 have been included in the accompanying supplemental combined financial statements of the Company from the date of acquisition. The purchase price was allocated to tangible net assets, including current assets, current liabilities and property, plant and equipment. The excess of the purchase price over the fair value of the tangible net assets acquired, $5,500,000, was allocated to goodwill. This amount is being amortized over three years.

The results of operations of 20*20 prior to the acquisition date are not considered material to the supplemental combined results of operations of the Company and, accordingly, pro forma financial statement information has not been presented.

Interactive Data Systems, LLC

In July 1998 in connection with a corporate restructuring, OnLink acquired the remaining 50% interest of Interactive Data Systems, LLC ("IDS"), OnLink's predecessor, in exchange for 464,677 shares of common stock valued at approximately $160,000 and the forgiveness of an intercompany receivable of $52,000. The acquisition was accounted for by the purchase method of accounting and the purchase price of $212,000 was allocated to goodwill, as there were no material identifiable tangible or intangible assets. This amount is being amortized over three years. OnLink also recorded deferred compensation of $144,000 relating to an additional 420,315 shares issued to the former shareholders of IDS, which were subject to repurchase over a period of 18 months. OnLink amortized the deferred compensation over the 18-month repurchase period and, accordingly, the deferred compensation was fully amortized as of December 31, 1999. In connection with this transaction, a note payable to a shareholder of OnLink in the amount of $141,000 was forgiven and recorded as a capital contribution in additional paid-in capital.

The results of operations of IDS prior to the acquisition date are not considered material to the supplemental combined results of operations of the Company and, accordingly, pro forma financial statement information has not been presented.

Nomadic Systems, Inc.

On November 1, 1997, the Company issued shares of its common stock in exchange for all outstanding securities of privately held Nomadic Systems, Inc. ("Nomadic"), a provider of innovative business solutions to pharmaceutical sales forces. The transaction was valued at approximately $11,000,000 and was accounted for by the purchase method of accounting. Accordingly, the operating results of Nomadic have been included in the accompanying supplemental combined financial statements of the Company from the date of acquisition. Under the terms of the agreement, Nomadic's security holders received approximately 2,400,000 shares of the Company's common stock in exchange for all outstanding shares of Nomadic. The purchase price was allocated to net current assets, fixed assets, purchased in-process research and development and intangible assets of $557,000, $186,000, $8,723,000 and $1,553,000, respectively. The purchased in-process research and development was charged to operations in the fourth quarter of 1997. The amounts allocated to intangible assets are being amortized over three years.

The appraisal of the acquired research and development was based upon the present value of forecasted operating cash flows from the technology acquired, giving effect to the stage of completion at the acquisition date. These forecasted cash flows were then discounted at a rate which gave consideration to the risk involved in completing the acquired technology. The forecasted cash flows assumed inclusion of the product developed from acquired technology into the existing Siebel product suite.

The purchased in-process research and development expense related to completion of Nomadic's second-generation pharmaceutical sales force automation product. At the time of the acquisition, Nomadic had a first-generation product at a limited number of customers, with a very small user base. There were a considerable number of uncertainties as to increasing the product's scalability for deployment on an enterprise-wide basis, improving the stability of the application and identifying and fixing bugs. The Company allocated limited excess purchase price over net assets acquired to net current assets, fixed assets and workforce-in-place. The majority of the excess purchase price was allocated to in-process research and development and other intangible assets (goodwill) based upon the expected cash flows from Nomadic's existing product and the product under development, giving consideration to the stage of completion of the technology under development at the acquisition date. This technology was completed, at a cost of approximately $1,300,000, for enterprise-wide release in March 1998.

The results of operations of Nomadic prior to the acquisition date are not considered material to the supplemental combined results of operations of the Company and, accordingly, pro forma financial statement information has not been presented.

InterActive WorkPlace, Inc.

On October 1, 1997, the Company issued shares of its common stock in exchange for all outstanding securities of privately held InterActive WorkPlace, Inc. ("InterActive"), a developer of intranet-based business intelligence software technology. The transaction was valued at approximately $15,000,000 and was accounted for by the purchase method of accounting. Accordingly, the operating results of InterActive have been included in the accompanying supplemental combined financial statements of the Company from the date of acquisition. Under the terms of the agreement, InterActive's security holders received approximately 3,051,000 shares of the Company's common stock in exchange for all outstanding shares in InterActive. Additionally, InterActive optionees received options to purchase an aggregate of approximately 256,000 shares of the Company's common stock in exchange for their options to purchase InterActive common stock. The excess of the purchase price over the fair value of the net assets acquired was allocated to purchased in-process research and development and intangible assets of $14,017,000 and $104,000, respectively. The purchased in-process research and development was charged to operations in the fourth quarter of 1997. The amounts allocated to intangible assets are being amortized over three years.

Purchased in-process research and development is related to the completion of InterActive's data integration, filtering and formatting technology and its integration into the Company's products. At the time of acquisition, a prototype of InterActive's product existed and was in limited trials; however, the prototype was not stable or sufficiently developed to be scalable on an enterprise-wide basis. InterActive's technology was completed, at a cost of approximately $400,000, and incorporated as a separate component of the Siebel 98 product suite, which was released in June 1998. The Company estimated that the technology was approximately 75% complete as of the acquisition date. At that date, the only identifiable asset acquired was the technology under development. Accordingly, essentially all of the excess purchase price over net assets acquired, except for amounts assigned to net current assets, fixed assets and workforce-in-place, was assigned to in-process research and development.

The results of operations of InterActive prior to the acquisition date are not considered material to the supplemental combined results of operations of the Company and, accordingly, pro forma financial information has not been presented.

Clear With Computers, Inc.

The Company incurred merger costs of approximately $3,300,000 in the third quarter of 1997 in connection with Scopus' planned merger with Clear With Computers, Inc. The merger plan was terminated early in the fourth quarter of 1997.

(11) Subsequent Events

On August 7, 2000, the Company's Board of Directors approved a two-for-one stock split (to be effected in the form of a stock dividend) which was paid on September 8, 2000. The accompanying supplemental combined financial statements have been restated to give effect to this stock split.

On September 11, 2000, the Company announced an agreement to acquire Janna Sytems, Inc. ("Janna"), a leading provider of eBusiness solutions for the financial services industry. Under the terms of the agreement, each outstanding share of Janna common stock would be exchanged at a fixed exchange ratio of 0.4970 for newly issued shares of common stock of the Company or, with respect to Janna shareholders resident in Canada, 0.4970 of a newly issued, exchangeable share of a Canadian subsidiary of the Company that is currently exchangeable for the Company's common stock. All outstanding stock options of Janna will also be exchanged for the Company's stock options at the same exchange ratio. This will result in the issuance of approximately 11,100,000 additional shares of common stock of the Company. The transaction is expected to be accounted for as a pooling-of-interests. The acquisition is subject to the approval of Janna's shareholders as well as the satisfaction of certain customary closing conditions. The transaction is expected to close in the fourth calendar quarter of 2000.

(12) Selected Quarterly Supplemental Combined Financial Data (unaudited)

The following table presents selected quarterly supplemental combined information for 1998, 1999 and 2000 (in thousands, except share data):

                                          First     Second      Third     Fourth
                                         quarter    quarter    quarter    quarter
                                        ---------  ---------  ---------  ---------
  2000:
  Total revenues.......................$ 314,939  $ 389,659
  Gross margin.........................  238,128    289,465
  Net income...........................   38,274     40,199
  Net income (loss) available to
    common stockholders................  (38,774)    18,492
  Net income (loss) per
    diluted share......................    (0.10)      0.04
  Net income (loss) per
    basic share........................    (0.10)      0.05

  1999:
  Total revenues.......................$ 142,825  $ 177,010  $ 209,051  $ 272,098
  Gross margin.........................  115,385    137,526    156,992    207,346
  Net income...........................   20,073     22,873     25,756     39,409
  Net income (loss) available to
    common stockholders................   11,149    (10,112)    22,652     31,258
  Pro forma net income (loss) per
    diluted share......................     0.03      (0.03)      0.05       0.07
  Pro forma net income (loss) per
    basic share........................     0.03      (0.03)      0.06       0.08

  1998:
  Total revenues.......................$  78,824  $  94,245  $ 109,557  $ 128,581
  Gross margin.........................   66,197     75,781     90,645    107,448
  Net income (loss)....................    9,700     (1,122)    13,823     18,704
  Net income (loss) available to
    common stockholders................    9,700     (1,176)    13,742     18,475
  Pro forma net income (loss) per
    diluted share......................     0.02      (0.00)      0.03       0.04
  Pro forma net income (loss) per
    basic share........................     0.03      (0.00)      0.04       0.05

Schedule II

Valuation and Qualifying Accounts

                                     Balance    Charged                Balance
                                       at         to                     at
                                    Beginning  Costs and               End of
                                     of Year   Expenses   Deductions    Year
                                    ---------  ---------  ----------  ---------
                                               (in thousands)
Allowance For Doubtful Accounts:
  Year ended December 31, 1999.....$  10,439  $   8,056  $    5,405  $  13,090
  Year ended December 31, 1998.....$   4,292  $   6,394  $      247  $  10,439
  Year ended December 31, 1997.....$   1,940  $   4,925  $    2,573  $   4,292